UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2013

* * * *

To the Stockholders of ROYAL GOLD, INC.:

                   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. will be held at 9:30 a.m. Mountain Standard Time, on Wednesday, November 20, 2013, at the Four Seasons Hotel, 1111 Fourteenth Street, Denver, Colorado, USA, to:

    1.
    Elect the two Class II Directors named herein to serve until the 2016 Annual Meeting of Stockholders or until each such Director's successor is elected and qualified;

    2.
    Ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2014;

    3.
    Conduct an advisory vote on the compensation of the named executive officers; and

    4.
    Transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

                   All stockholders are cordially invited to attend the meeting; however, only stockholders of record as of the close of business on September 23, 2013, are entitled to vote at the meeting and any postponements or adjournments thereof. It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares by telephone or by Internet. If this proxy statement was mailed to you, you may also vote by marking, signing and returning the proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff Vice President, General Counsel and Secretary

October 11, 2013

PROXY SUMMARY

                   This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company's 2013 performance, please review the Company's Annual Report on Form 10-K.

2013 Annual Meeting of Stockholders

• Date and Time:	November 20, 2013, 9:30 a.m. Mountain Standard Time
• Place:	The Four Seasons Hotel 1111 Fourteenth Street Denver, Colorado
• Record Date:	September 23, 2013
• Voting:

Stockholders as of the Record Date are entitled to vote. Each share of common stock and each exchangeable share are entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (For more detail)

Election of 2 Directors	FOR each Director Nominee	7
Other Management Proposals:
• Ratification of Ernst & Young LLP as auditor for 2014	FOR	49
• Advisory resolution to approve executive compensation	FOR	51

                   Transact other business that properly comes before the meeting

Director Nominees (page 7)

Class II Directors	Age	Director Since	Primary Occupation	Experience/ Qualifications	Independent	Committee Membership	Other Public Company Boards
William M. Hayes	68	2008	Retired mining executive	• Board Service • Leadership • Finance • Industry, Mining, International Business • Marketing	X	Audit and Finance Committee(1)	1

(1)
The Board of Directors has determined that Mr. Hayes is an Audit Committee Financial Expert.

i

Class II Directors	Age	Director Since	Primary Occupation	Experience/ Qualifications	Independent	Committee Membership	Other Public Company Boards
Ronald J. Vance	61	April 2013	Senior Vice President, Teck Resources Limited	• Leadership • Finance • Industry, Mining, International Business • Marketing	X	—	0

Director Elections:	Each Class II Director elected will serve until the 2016 Annual Meeting, or until his successor is elected and qualified.
Attendance:
In fiscal year 2013, all of our Directors attended at least 75% of the Board and Committee meetings and all of our Directors, except Mr. Howell and Mr. Vance (who had not yet joined the Board), attended the 2012 Annual Meeting of Stockholders.

Management Proposals

    •
    Ratification of the Selection of Independent Registered Public Accounting Firm.  The Board recommends a FOR vote. As a matter of good governance, we are asking stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2014.

    •
    Advisory Resolution to Approve Executive Compensation.  We are asking stockholders to approve, on an advisory basis, our named executive officers' compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company's goals of paying a competitive salary and providing attractive annual and long-term incentives to reward growth and to link managements' interests with stockholders' interests.

2013 Business Highlights

                   The following is a summary of our financial performance and other significant achievements during fiscal year 2013 and through the date of this Proxy Statement:

    •
    We achieved record revenue, operating cash flow, and Adjusted EBITDA on a year-over-year basis:

    •
    Revenue increased 10%, despite a 4% decrease in the average annual price of gold;

    •
    Operating cash flow increased 6%; and

    •
    Adjusted EBITDA(1) increased 10%;

    •
    We increased our cash dividend 33% to $0.80 per share, representing a payout ratio of 25% of operating cash flow;

(1)
The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP).

    •
    We reported a working capital surplus of $709 million at fiscal year-end, resulting from strong cash flow and an equity offering conducted in October 2012;

    •
    We added three new gold royalty or streaming interests:

    •
    Acquired an additional 12.25% of the gold production from the Mt. Milligan mine in Canada in exchange for an upfront payment of $200 million and payments of $435 per ounce of gold delivered;

    •
    Increased our interest on the KSM property in Canada for net consideration of $3.6 million, thereby acquiring the right to purchase up to a 2% net smelter return royalty on the project;

    •
    Acquired a royalty on the El Morro copper-gold project in Chile for $35 million; and

    •
    Thompson Creek Metals Company Inc. announced that production of copper-gold concentrate from the Mt. Milligan mine commenced in September 2013.

2013 Compensation Highlights (page 23)

                   Our compensation program is highly correlated to Company performance and emphasizes long-term compensation incentives over cash compensation. For example, 75% of total direct compensation to named executive officers was performance based and not guaranteed. Our compensation program is designed to:

    •
    Link rewards to individual performance and business results;

    •
    Encourage creation of long-term stockholder value and achievement of strategic objectives;

    •
    Target management cash compensation, consisting of salary and cash bonuses, near the 50th percentile of our benchmark peer group, with opportunity to receive total direct compensation, consisting of salary, cash bonuses and long-term incentive awards, near the 75th percentile if supported by commensurate performance;

    •
    Maintain an appropriate balance between base salary, annual bonuses and long-term incentives; and

    •
    Attract and retain the highest caliber personnel on a long-term basis.

                   The following illustrates the relationship between Company performance, based on our key metric of Adjusted EBITDA, and the total compensation of our Chief Executive Officer from fiscal years 2011 to 2013. The chart is indexed to 100 in fiscal year 2011 for comparative purposes. Over the past three fiscal years, Adjusted EBITDA grew by 37% while Chief Executive Officer total compensation decreased by 14%.

 Adjusted EBITDA/CEO Total Compensation

(1)
Mr. Jensen's total compensation as reported in the 2013 Summary Compensation Table on page 36.

(2)
See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Fiscal Year 2013 Record Annual Revenue of $289 million, up 10% from Fiscal 2012

    •
    Record Annual Revenue up 10% from fiscal 2012

    •
    Record Adjusted EBITDA(1) at 90% of Revenue

(1)
See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

2013 Summary Compensation Table (see the notes accompanying the 2013 Summary Compensation Table on page 36 for more information).

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tony Jensen President and Chief Executive Officer	$575,000	$630,000	$828,520	$657,035	$30,252	$2,720,807
Stefan Wenger Chief Financial Officer and Treasurer	$305,000	$250,000	$504,644	$154,355	$36,702	$1,250,701
Bruce C. Kirchhoff Vice President, General Counsel and Secretary	$285,000	$245,000	$504,644	$154,355	$29,377	$1,218,376
William Heissenbuttel Vice President Corporate Development	$330,000	$265,000	$504,644	$154,355	$31,360	$1,285,359
William M. Zisch Vice President Operations	$320,000	$260,000	$504,644	$154,355	$30,427	$1,269,426

Important dates for 2014 Annual Meeting of Stockholders (page 53)

                   Stockholder proposals submitted for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 13, 2014.

                   Notice of stockholder proposals to be raised from the floor of the 2014 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us between July 23, 2014 and August 22, 2014.

v

ROYAL GOLD, INC.
2013 Proxy Statement

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Stockholders Entitled to Vote

                   This Proxy Statement is furnished to holders of:

    •
    Royal Gold, Inc. common stock ("common stock"), and

    •
    RG Exchangeco Inc. ("RG Exchangeco") exchangeable shares ("Exchangeable Shares");

each in connection with the solicitation of proxies on behalf of the Board of Directors of Royal Gold, Inc. (the "Company" or "Royal Gold") to be voted at the 2013 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, November 20, 2013, at 9:30 a.m. Mountain Standard Time. Stockholders of record holding the following Royal Gold securities at the close of business on September 23, 2013 (the "Record Date") are entitled to vote at the Annual Meeting and at all postponements and adjournments thereof:

    •
    Common stock of the Company, par value $0.01 per share, of which there were 64,444,239 shares outstanding as of the Record Date and entitled to vote, and

    •
    Exchangeable Shares, of which there were 667,155 shares outstanding as of the Record Date and entitled to vote pursuant to the terms of the Special Voting Preferred Stock of the Company described below.

Internet Availability of Proxy Materials

                   We are taking advantage of the Securities and Exchange Commission (the "SEC") rules allowing us to furnish proxy materials through a "notice and access" model via the Internet. On or about October 11, 2013, we will furnish a Notice of Internet Availability to our stockholders of record and holders of the Exchangeable Shares containing instructions on how to access the proxy materials and to vote. In addition, instructions on how to request a printed copy of these materials may be found in the Notice. For more information on voting your stock, please see "Voting Your Shares" below.

Voting Your Shares

Royal Gold Common Stock

                   Each share of Royal Gold common stock that you own entitles you to one vote. Your proxy card shows the number of shares of Royal Gold common stock that you own. You may elect to vote in one of three methods:

    •
    By Phone or Internet – You may vote your shares by following the instructions on your notice card or proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

    •
    By Mail – If this proxy statement was mailed to you, or if you requested a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form. If you vote by proxy card or voting instruction form, your "proxy" (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) "FOR" the election of Directors as described herein under "Proposal 1 – Election of Directors;" (2) "FOR" ratification of the appointment of the Company's independent registered public accountants described herein under "Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants;" and (3) "FOR" a non-binding advisory vote on the compensation of the named executive officers described herein under "Proposal 3 – Advisory Vote on Compensation of Named Executive Officers."

    •
    In Person – You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a "Nominee"), you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

RG Exchangeco Inc. Exchangeable Shares

                   Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the voting and exchange trust agreement (the "Voting Agreement") dated February 22, 2010, among Royal Gold, RG Exchangeco Inc. and Computershare Trust Company of Canada (the "Trustee"). Each Exchangeable Share has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to the economic rights applicable to shares of Royal Gold common stock. The Exchangeable Shares are exchangeable at any time at the option of the holders into shares of Royal Gold common stock on a one-for-one basis.

                   In accordance with the Voting Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of Royal Gold common stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares. The Trustee holds one share of Special Voting Preferred Stock of the Company (the "Royal Gold Special Voting Stock") that is entitled to vote on all matters on which the shares of Royal Gold common stock vote. The Royal Gold Special Voting Stock has a number of votes in respect of the Annual Meeting equal to the number of Exchangeable Shares outstanding on the Record Date. Based upon the foregoing, the Trustee will be entitled to cast up to 667,155 votes at the Annual Meeting. However, the Trustee will exercise each vote attached to the Royal Gold Special Voting Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder.

                   If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

    1.
    By Mail – You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting. The Trustee must receive your voting instruction by 5:00 p.m. (Mountain Standard Time) on November 13, 2013, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

    2.
    In Person – Alternatively, if you wish to attend the meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of Royal Gold to exercise such voting rights.

                   Only holders of Exchangeable Shares whose names appear on the records of RG Exchangeco Inc. as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials, if you have received them, are being forwarded to you by that Nominee. The Nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

Revocation of Proxy or Voting Instruction Form

                   If you are a holder of common stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Vice President, General Counsel and Secretary of the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

                   If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction by 5:00 p.m. (Mountain Standard Time) on November 13, 2013, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.

Quorum and Votes Required to Approve Proposals

                   A majority of the outstanding shares of the Company's common stock and Exchangeable Shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders. Abstentions and "broker non-votes" will be counted as being present in person for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a Nominee holding shares for a beneficial owner does not vote those shares on a proposal because the Nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.

                   With respect to Proposal 1, in an uncontested election of Directors, the election of a Director nominee will require an affirmative vote of the majority of the votes cast with respect to that Director nominee at a meeting at which a quorum is present. This means that the number of votes cast "FOR" a Director nominee must exceed the number of votes cast "AGAINST" that Director nominee in order for a Director to be elected at the Annual Meeting. The Election of Directors is a "non-discretionary" item. Therefore, if you hold your Royal Gold common stock through a Nominee and you do not instruct your Nominee how to vote with respect to the election of Directors, your Nominee cannot vote your shares on this proposal. Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" this proposal.

                   With respect to Proposal 2, the affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. Abstentions have the same effect as a vote "AGAINST" Proposal 2. "Broker non-votes" will have no effect on the outcome of Proposal 2.

                   With respect to Proposal 3, the affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. However, as discussed in further detail in Proposal 3, this proposal is advisory in nature. Abstentions have the same effect as a vote "AGAINST" Proposal 3. "Broker non-votes" will have no effect on the outcome of Proposal 3.

                   Cumulative voting is not permitted for the election of Directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Annual Meeting.

Tabulation of Votes

                   Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

Solicitation Costs

                   In addition to solicitation of proxies by mail or by electronic data transfers, the Company's Directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview. All costs of the solicitation of proxies will be borne by the Company. The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock. The Company may also retain a proxy solicitor to assist with the distribution and solicitation of proxies for the Annual Meeting at the Company's expense.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                   The following table shows the beneficial ownership, as of September 23, 2013, of the Company's common stock by each Director, the Company's named executive officers (see "Compensation Discussion and Analysis" on page 23), persons known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company's Directors and executive officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Royal Gold, Inc. 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

H. Stanley Dempsey(1) Chairman	83,906	*
Tony A. Jensen(2) President, Chief Executive Officer and Director	248,280	*
Gordon J. Bogden(3) Director	7,025	*
M. Craig Haase(4) Director	18,700	*
William M. Hayes(5) Director	23,025	*
S. Oden Howell, Jr.(6) Director	450,755	*
James W. Stuckert(7) Director	1,324,945	2.06%
Ronald J. Vance(8) Director	2,850	*
William H. Heissenbuttel(9) Vice President Corporate Development	105,234	*
Bruce C. Kirchhoff(10) Vice President, General Counsel and Secretary	92,616	*
Stefan L. Wenger(11) Chief Financial Officer and Treasurer	113,401	*
William M. Zisch(12) Vice President Operations	50,412	*
All Directors and Executive Officers as a Group including those named above (13 persons)(13)	2,524,134	3.92%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022(14)	7,427,251	11.42%

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Van Eck Associates Corporation 335 Madison Avenue, 19th Floor New York, New York 10017(15)	5,440,661	8.45%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355(16)	3,432,855	5.33%

*
Less than 1% ownership of the Company's common stock.

(1)
Includes 1,425 shares of restricted stock and 6,393 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 6,393 shares of common stock.

(2)
Includes 34,999 shares of restricted stock, 38,982 Stock Appreciation Rights ("SARs") and options to purchase 2,884 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(3)
Includes 1,425 shares of restricted stock.

(4)
Includes 1,425 shares of restricted stock.

(5)
Includes 1,425 shares of restricted stock.

(6)
Includes 1,425 shares of restricted stock, 20,000 shares beneficially owned by a member of Mr. Howell's immediate family, 306,000 shares pledged as collateral to secure certain business indebtedness and options to purchase 12,500 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(7)
Includes 1,425 shares of restricted stock, 168,835 shares beneficially owned by a member of Mr. Stuckert's immediate family and 729,700 shares pledged as collateral to secure certain personal and business indebtedness.

(8)
Includes 1,425 shares of restricted stock.

(9)
Includes 37,201 shares of restricted stock, 19,787 SARs and options to purchase 20,778 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(10)
Includes 37,201 shares of restricted stock, 19,787 SARs and options to purchase 19,898 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(11)
Includes 37,201 shares of restricted stock, 12,787 SARs and options to purchase 8,298 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(12)
Includes 27,200 shares of restricted stock, 12,787 SARs and options to purchase 5,298 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(13)
Includes 186,777 shares of restricted stock, 104,130 SARs and options to purchase 69,656 shares of common stock that were exercisable as of September 23, 2013, or which become exercisable within 60 days from such date.

(14)
As reported by BlackRock, Inc. on Form 13G/A with the SEC on January 11, 2013. As of December 31, 2012, BlackRock, Inc. has sole dispositive power and sole voting power over 7,427,251 shares of common stock.

(15)
As reported by Van Eck Associates Corporation on Form 13G/A with the SEC on February 14, 2013. As of December 31, 2012, Van Eck Associates Corporation has sole dispositive power and sole voting power over 5,440,661 shares of common stock.

(16)
As reported by The Vanguard Group on Form 13G with the SEC on February 13, 2013. As of December 31, 2012, The Vanguard Group has sole dispositive power over 3,387,658, shared dispositive power over 45,197 and sole voting power over 48,297 shares of common stock.

PROPOSAL 1.

ELECTION OF CLASS II DIRECTORS

                   The Company's Board of Directors consists of three classes of Directors, with each class of Directors serving for a three-year term and until their successors are duly elected and qualified. The Company's current Class I Directors are Messrs. Dempsey, Bogden and Jensen; the Class II Directors are Messrs. Hayes, Stuckert and Vance; and the Class III Directors are Messrs. Haase and Howell. James W. Stuckert will serve as a Class II director until the end of his current term, which expires upon the election of directors at the Annual Meeting.

                   If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted FOR William M. Hayes and Ronald J. Vance as Class II Directors of the Company. If any of the nominees for election as a Class II Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors. Each Class II Director elected shall serve until the 2016 Annual Meeting, or until his successor is elected and qualified.

Vote Required for Approval

                   The Company's Amended and Restated Bylaws ("bylaws") require that each Director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such Director in uncontested elections (the number of shares voted "for" a Director nominee must exceed the votes cast "against" that Director nominee). In a contested election (a situation in which the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. This year's election is expected to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a Director is not elected at the Annual Meeting, Delaware law provides that the Director would continue to serve on the Board as a "holdover Director." Under the Company's bylaws, each Director nominee who is serving as a Director has submitted a conditional resignation that becomes effective if such Director is not elected and the Board accepts the resignation. In that situation, the Compensation, Nominating and Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The Board of Directors will act on the Compensation, Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Absent a determination by the Board that it is in the best interest of the Company for a Director who has failed to be elected to remain on the Board, the Board will accept the resignation. The Director who tenders his resignation will not participate in the decision of the Board of Directors. If a nominee who was not already serving as a Director fails to receive a majority of votes cast with respect to his election at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board as a "holdover Director." All of the Class II Director nominees are currently serving on the Board of Directors.

                   Information concerning the nominees for election as Directors is set forth below under "Directors and Officers."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THE CLASS II DIRECTOR NOMINEES.

 DIRECTORS AND OFFICERS

                   The following is information regarding the Directors and executive officers of the Company related to their names, position with the Company, periods of service and experience. The persons who are nominated for election as Directors at the Annual Meeting are indicated with an asterisk. Each Director brings a strong and unique background and set of skills to the Board such as board service, leadership experience, finance experience and industry experience in the areas of mining, operations, manufacturing, marketing, law and international business.

                   H. Stanley Dempsey, 74, Class I Director (term expires in 2015), Chairman of the Board of Directors since 1988 and a Director since 1983.

                   Chairman of the Board of Directors since August 1988. Executive Chairman of the Board of Directors from July 2006 through December 2008. Chairman and Chief Executive Officer of the Company from August 1988 until June 2006. President of the Company from May 2002 until August 2003. President and Chief Operating Officer of the Company from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter and a principal in Denver Mining Finance Company, a firm that provides financial, management, and advisory services to the mining industry. From 1964 through 1983, Mr. Dempsey was employed by AMAX Inc. ("AMAX"), formerly a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey holds a Bachelor of Science degree in geology and a J.D. from the University of Colorado, and completed the Program for Management Development at the Harvard Business School. He was awarded an Honorary Doctor of Engineering degree by the Colorado School of Mines in 2006, received the 2007 William Lawrence Saunders Gold Medal Award from the Society of Mining Engineers and the 2008 Colorado Section Lifetime Achievement Award from the Society for Mining, Metallurgy and Exploration, Inc.

                   Director Qualifications:

    •
    Board Service – Current Chairman and Director of Royal Gold. Board member of Taranis Resources, Inc. until August 10, 2010, former Director of the World Gold Council, and involved in various mining-related associations.

    •
    Leadership Experience – Extensive experience as Executive Chairman, Chief Executive Officer and President of Royal Gold. During his tenure with AMAX, he developed a pioneering approach to management of the environmental and community acceptance issues that arose to challenge the mining industry starting in the late 1960's. He is a past Chairman of the Colorado Mining Association, and a past member of the boards of the Nevada and Northwest Mining Associations. Mr. Dempsey also served on the board of the National Mining Association, and as Chair of its Public Lands Committee. Mr. Dempsey was one of the first developers of a publicly traded precious metals royalty company. He successfully converted Royal Gold from an exploration and producing company to an owner of royalties in the early 1990's.

    •
    Finance Experience – Prior service as Principal of Denver Mining Finance Company, where he had direct supervision of various mandates from several European mining firms to acquire mining assets in the United States.

    •
    Industry, Mining and International Business Experience – Mr. Dempsey was a Vice President of AMAX, formerly a major international mining firm, and was Chairman of AMAX Australia, a position which involved all aspects of AMAX's businesses in Australia and Papua New Guinea. He was directly involved in all aspects of the business, including strategic planning, finance, relations with joint venture counterparties, and government relations.

    •
    Law – Extensive experience as a practicing attorney. Mr. Dempsey has a strong background in mining law and in creating the structures for multiparty mining ventures. He was directly involved in development of the Rocky Mountain Mineral Law Foundation's ("RMMLF")

      Form 5, a standard form for mining joint ventures that has gained wide acceptance in the mining industry. He has had extensive experience in obtaining environmental permits for mines and in working with surface management regulations. He has also specialized in the law related to mining royalties, and has written papers on the subject for RMMLF. He was directly involved in developing legislative approaches to state taxation of mines. He served as Chairman of the Tax Committee of the Colorado Mining Association and was involved in the development of both property and severance tax laws for the State of Colorado.

    •
    Operations – Mr. Dempsey was directly involved in construction projects of AMAX, including the Climax oxide and by-products plants, the Urad and Henderson Mines, shaft sinking projects in Colorado, Arizona and Minnesota, port dredging in Australia, and primary aluminum plants in Oregon and South Carolina. His work included involvement in the preparation and management of contracts for tunnel driving in Colorado and British Columbia.

                   Tony A. Jensen, 51, Class I Director (term expires in 2015), President and Chief Executive Officer since 2006 and a Director since 2004.

                   President and Chief Executive Officer of the Company since July 2006. President and Chief Operating Officer of the Company from August 2003 until June 2006. Mr. Jensen has over 30 years of mining industry experience, including 18 years with Placer Dome Inc. His corporate and operations experience was developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003. Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciónes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998. Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University.

                   Director Qualifications:

    •
    Board Service – Director of Royal Gold, Chairman of the Sustainability Committee and Director of Golden Star Resources Ltd., Director of the National Mining Association ("NMA") and a member of the NMA Finance Committee, Director of the World Gold Council, prior Chairman and current member of the Industrial Advisory Board of the South Dakota School of Mines and Technology.

    •
    Leadership Experience – Extensive operations, corporate, and executive experience managing professional teams and large work forces with Placer Dome Inc., and current corporate and executive experience as President and Chief Executive Officer of Royal Gold.

    •
    Finance Experience – Actively involved in the financial review of Royal Gold's results as well as prior experience as Director, Finance and Strategic Growth, and Treasurer of Placer Dome Latin America, and current member of the NMA's Finance Committee. Experience raising capital in the debt and equity markets for Royal Gold.

    •
    Industry, Mining and International Business Experience – In addition to active board memberships noted above, prior Chairman and Director of the Nevada Mining Association, Director of the Colorado Mining Association, and member of the University of Colorado Center for Commodities Advisory Board as well as extensive industry, mining, acquisition, and international business experience through various roles with Royal Gold and Placer Dome Inc., including a foreign assignment in Chile from 1995 to 1999.

    •
    Operations – Prior domestic and international experience as mine engineer, operations supervisor, and mine general manager while based at three mining operations for Placer

      Dome Inc., as well as exploration, review, development and acquisition assignments at various other operations and properties.

    •
    Marketing – Extensive experience in corporate development for Royal Gold and Placer Dome.

                   Gordon J. Bogden, 55, Class I Director (term expires 2015), corporate Director and retired investment banker, and a Director since August 2011.

                   Mr. Bogden is a corporate Director and former Vice Chairman, Mining & Metals, Standard Chartered Bank, which acquired Gryphon Partners Canada Inc., an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, from October 2008 to July 2012. From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc. Mr. Bogden served as President and Managing Director, Beacon Group Advisors Inc. from 2001 to 2003, Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000, Managing Director, N M Rothschild (Canada) from 1997 to 1999, and Managing Director, CIBC Wood Gundy Securities Inc. from 1990 to 1997. Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen's University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto.

                   Director Qualifications:

    •
    Board Service – Member of the Audit and Finance Committee and Director of Royal Gold. Chairman and Director of Volta Resources Inc., Director of Avanti Mining Inc., Director of Camino Minerals Corp. and Chairman and Director of NexGen Energy Ltd. Previous board member of International Royalty Corporation, Aeroquest International Limited, Canplats Resources Corp., IAMGold Corporation, Defiance Mining Corporation, BacTech Enviromet Corporation, High River Gold Ltd. and Explorations Miniére du Nord Ltée.

    •
    Finance and International Business Experience – The Board of Directors has determined that Mr. Bogden is an Audit Committee Financial Expert. Experience as a corporate advisor to mining companies on strategy and mergers and acquisitions. Experience in raising capital in the international debt and equity markets. Prior service as Vice Chairman, Mining & Metals, Standard Chartered Bank; Vice Chairman and Head of Global Metals and Mining for National Bank Financial Inc.; President of Beacon Group Advisors Inc.; Managing Director of N M Rothschild & Sons (Canada) Limited; and Managing Director, Mining Group for CIBC Wood Gundy Securities.

    •
    Leadership Experience – Extensive experience building businesses and managing professional teams focused on advisory assignments for Boards of Directors and senior management for some of the largest mining companies in the world on mergers, acquisitions, and restructurings.

    •
    Industry and Mining Experience – Geophysicist and engineer designing and managing mining exploration and development programs for international mining companies.

                   M. Craig Haase, 70, Class III Director (term expires 2014), retired mining executive, a Director since 2007.

                   Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002. He served as a Director of Newmont from March 2002 until he retired in May 2003. He served as Director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999 when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman, Chief Executive Officer and Director of Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002. Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. (1990-2002) and Euro-Nevada Mining Corporation, Inc. (1990-1999). He was engaged in private law practice from 1971 to 1990 (the last nine years as senior and managing partner of M. Craig Haase Ltd., a law firm, and Haase and Harris Ltd., a law firm), with an emphasis in mining and commercial law and litigation. Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

                   Director Qualifications:

    •
    Board Service – Current Compensation, Nominating and Governance Committee Chairman and Director of Royal Gold. Previous board member of Newmont Mining, Euro-Nevada, Franco-Nevada and Gold Marketing Corporation of America.

    •
    Leadership Experience – Prior service as Chief Executive Officer, Executive Vice President and Chief Legal Officer of international mining companies. Senior and managing partner of Haase and Harris, a law firm, from 1984 to 1990.

    •
    Industry and Mining Experience – More than 20 years of executive experience in the mining industry.

    •
    Law – Extensive experience as a practicing attorney, with more than 35 years representing numerous international mining companies in property management, acquisition and merger transactions, mining finance, capital acquisition, credit transactions, and litigation.

    •
    Geology – Research geologist with U.S. Army Corps of Engineers for two years.

    •
    Industry Association Participation – Past Director of Western State Colorado University Foundation; past Advisory Director of Professional Land and Resource Management Program at Western State Colorado University; past Vice Chairman of Hard Minerals Committee of the American Bar Association; past Trustee-at-Large of the Rocky Mountain Mineral Law Foundation and member of the Executive Committee; past Director of Nevada Mining Association; and past Director of Northwest Mining Association; member of the Nevada State, U.S. District Court, Ninth Circuit Court of Appeals, U.S. Tax Court, and U.S. Supreme Court bars.

                   *William M. Hayes, 68, Class II Director (term expires 2013), retired mining executive, a Director since 2008.

                   Mr. Hayes served in various management positions with Placer Dome Inc. from 1988 to 2006. He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 2000 as Executive Vice President for Latin America. From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991. Mr. Hayes also served as Vice President and Treasurer of Placer Dome Inc. from 1991 to 1994. From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation. Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco.

                   Director Qualifications:

    •
    Board Service – Member of the Audit and Finance Committee and Director of Royal Gold. A Director (since 2006) of Antofogasta PLC, a FTSE 100 Company listed on the London Stock Exchange, engaged in mining, transportation and water distribution. Senior Independent Director, Audit Committee Chairman and member of the Nomination Committee and Remuneration Committee of Antofogasta PLC since June 2011. Subsidiary Board membership of Antofogasta: Chairman and Director of Tethyan Copper Company, a fifty-fifty joint venture between Antofogasta and Barrick related to the Reko Diq Project in Pakistan;

      Director of Twin Metals, a forty-sixty joint venture between Antofogasta and Duluth Metals related to the Nokomis Project in Minnesota.

    •
    Leadership Experience, Finance Experience and International Business Experience – The Board of Directors has determined that Mr. Hayes is an Audit Committee Financial Expert. Prior service as Executive Vice President for U.S. and Latin America, Placer Dome Inc.; Executive Vice President, Project Development and Corporate Relations, Placer Dome Inc.; Vice President and Treasurer, Placer Dome Inc.; and Regional Treasurer and Controller, Exxon Minerals.

    •
    Industry Experience – Previously served as President of the Mining Council in Chile and President of the Gold Institute in Washington, D.C.

    •
    Mining Experience – Previously responsible for six operating mines in Chile and the U.S. and five development projects in the U.S., Chile, Dominican Republic and Africa.

    •
    Marketing – Extensive experience in project development and corporate affairs.

                   S. Oden Howell, Jr., 73, Class III Director (term expires 2014), President of Howell & Howell Contractors, Inc., a Director since 1993.

                   Mr. Howell has been President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. He is the Secretary/Treasurer of LCM Constructors, Inc., a general construction company and Secretary/Treasurer of SemperFi Constructors, LLC, a service-disabled, veteran-owned small business. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm.

                   Director Qualifications:

    •
    Board Service – Current member of the Compensation, Nominating and Governance Committee and Director of Royal Gold. Chairman of Keller Manufacturing Company and PDD, LLC., Director of THV Holdings, LLC and Trustee of Lindsey Wilson College in Columbia, Kentucky.

    •
    Leadership Experience – Extensive experience as owner and president of a private enterprise.

    •
    Finance Experience – Experience as Secretary/Treasurer of a private enterprise and trustee of a private university.

    •
    Industry and Manufacturing Experience – More than 20 years of industrial and manufacturing experience.

                   James W. Stuckert, 75, Class II Director (term expires 2013), Senior Executive of Hilliard Lyons, a Director since 1989.

                   Mr. Stuckert has been a Senior Executive of J.J.B. Hilliard, W.L. Lyons, LLC ("Hilliard Lyons"), a full service financial asset management firm located in 13 Midwestern states, since 2004. Mr. Stuckert joined Hilliard Lyons in 1962 and served in several capacities including Chief Executive Officer prior to being named Chairman in December 1995. He served as Chairman from December 1995 to December 2003. Mr. Stuckert holds a Bachelor of Science degree in Mechanical Engineering and a Master of Arts degree in Business Administration from the University of Kentucky.

                   Director Qualifications:

    •
    Board Service – Current Chairman of the Audit and Finance Committee, member of the Compensation, Nominating and Governance Committee and Director of Royal Gold. Previous Chairman of Hilliard Lyons and past Chairman of Senbanc Fund, Thomas

      Transportation, Inc. and United Farm Tool, Inc. Previous Board member of Securities Industry Association and Databeam, Inc.

    •
    Leadership Experience – Senior Executive and former Chief Executive Officer of Hilliard Lyons. Past member of the Nominating Committee of the New York Stock Exchange. Past Chair of the Regional Firms Committee of the Securities Industry Association. Member of the Board of Trustees, Chairman of the Development Council, past Chairman of a capital campaign (the first $1 billion) and past President of the National Alumni Association for the University of Kentucky.

    •
    Finance Experience – The Board of Directors has determined that Mr. Stuckert is an Audit Committee Financial Expert. Extensive financial management experience and satisfies the NASDAQ financial literacy and sophistication requirements. Chair of the Finance Committee and Chair of the Audit and Finance Committee for the University of Kentucky Board of Trustees, Chair of the Investment Committee for a hospital group ($650 million in assets) and member of the Investment Committee for the University of Kentucky Endowment ($1,050 million in assets).

                   *Ronald J. Vance, 61, Class II Director (term expires 2013), Senior Vice President, Teck Resources Limited, a Director since April 2013.

                   Presently Senior Vice President of Teck Resources Limited. From January 2006 to September 2013, Mr. Vance served as Senior Vice President, Corporate Development of Teck. From March 2000 to December 2005, he was Managing Director/Senior Advisor of Rothschild Inc. and from October 1991 to February 2000 he was Managing Director of Rothschild (Denver) Inc. Mr. Vance served as Vice President Project Development from 1989 to 1991 and Vice President Marketing from 1983 to 1989 for Newmont Mining Corporation. From 1978 to 1983 he was Director, Copper Sales and Manager, Specialty Copper Sales for Amax Copper Inc. Mr. Vance holds a Master of Business Administration degree from Columbia University and a Bachelor of Arts degree from Hobart College.

                   Director Qualifications:

    •
    Board Service – Current Director of Royal Gold.

    •
    Finance and International Business Experience – Expertise in managing the generation, negotiation and execution of complex, large-scale transactions. Experience in building strategic commercial relationships with a broad range of international companies and developing and executing corporate and structured financing arrangements.

    •
    Leadership Experience – Extensive experience as a senior executive of international mining companies and Managing Director of an investment banking team.

    •
    Industry and Mining Experience – More than 20 years of executive experience in the mining industry.

    •
    Marketing – Extensive experience in corporate development, strategic planning, project development and marketing of precious metals.

Officers:

                   See page 9 for Mr. Jensen, President and Chief Executive Officer.

                   Karli S. Anderson, 40, Vice President Investor Relations. Ms. Anderson has been Vice President Investor Relations of the Company since May 15, 2013. Ms. Anderson has over 15 years of experience in finance, investor relations and capital markets. She was Senior Director, Investor Relations, from August 2011 through April 2013 and Director Investor Relations from May 2010 to August 2011 at Newmont Mining

Corporation. From February 2008 to May 2010, she served as Director Investor Relations at Coeur d'Alene Mines Corporation. Ms. Anderson served as Director Investor Relations from January 2006 to February 2008 at Evergreen Energy Inc. From January 2003 to January 2006 she was Director of Strategic Analysis at Policy Studies, Inc. and from 2001 to 2002 she was an Associate at Goldman Sachs Investment Research. Ms. Anderson is currently the Chairman of the Denver Gold Group. Ms. Anderson holds a Master of Business Administration degree with a specialization in finance from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Telecommunications Systems from Ohio University.

                   William H. Heissenbuttel, 48, Vice President Corporate Development. Mr. Heissenbuttel has been Vice President Corporate Development since February 2007. He was Manager Corporate Development from April 2006 through January 2007. Mr. Heissenbuttel brings more than 25 years of corporate finance experience with 19 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

                   Bruce C. Kirchhoff, 54, Vice President, General Counsel and Secretary. Mr. Kirchhoff has been Vice President and General Counsel since February 2007 and Secretary since July 2013. He has over 25 years of experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College. He is a Trustee-at-Large of the Rocky Mountain Mineral Law Foundation.

                   Stefan L. Wenger, 40, Chief Financial Officer and Treasurer. Mr. Wenger has been Chief Financial Officer since July 2006 and Treasurer since August 2007. He was Chief Accounting Officer and Treasurer of the Company from April 2003 until June 2006. Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has over 18 years of experience in the mining and natural resources industries working in various financial roles. In March 2010, he became a Director of McWatters Mining Inc., a publicly traded Canadian company, in which Royal Gold owns 100% of the common shares and a 45% voting interest. He is also a member of the Board of Trustees of the Northwest Mining Association where he currently serves on the Executive Committee as the Treasurer, and is currently a member of the Board of Directors of the Denver Gold Group. Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant. He is a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

                   William M. Zisch, 56, Vice President Operations. Mr. Zisch has been Vice President Operations since March 2009. Mr. Zisch has more than 30 years of experience in the mining industry. Prior to joining Royal Gold, Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions. From 2007 to 2009, he served as Vice President of Planning for Newmont, from 2005 to 2007 as Vice President – African Operations and from 2003 to 2005 as Group Executive and Managing Director of West African Operations, from 2001 to 2003 as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru and from 1997 to 2001 as Director, Business Development and Planning and as Chief Mine Engineer, International Operations.

Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company's Chemical Group. He is a member of the Board of Directors of the Nevada Mining Association and past Chairman and current Director of the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                   During the fiscal year ended June 30, 2013 ("fiscal year 2013"), the Board of Directors held four regular meetings, each of which included executive sessions of the independent Directors, seven special meetings and took action twice by unanimous written consent. Each Director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors on which he served. It is the Company's policy that each Director attends each Annual Meeting. All of the Directors, except Mr. Howell and Mr. Vance (who had not yet joined the Board), attended last year's Annual Meeting.

Independence of Directors

                   The Board of Directors has determined that each Director, except for Mr. Jensen, who is the President and Chief Executive Officer of the Company, is "independent" under the NASDAQ listing standards. The Board of Directors has determined that the Directors designated as "independent" have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

Board Structure

                   The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of having a non-executive Chairman. The Chairman, Mr. Dempsey, served as the Executive Chairman of the Company from 2006 to 2008, and has served as a Non-Executive Chairman since his retirement as an executive officer of the Company on January 1, 2009. Initially in August 2012 and again in August 2013, the Board of Directors determined that Mr. Dempsey is "independent" under the NASDAQ listing standards and that no relationship exists that would impair Mr. Dempsey's independence.

                   On December 31, 2012, a new Toronto Securities Exchange ("TSX") requirement took effect, providing that all directors of a TSX listed company must stand for re-election at each annual general meeting of shareholders. Royal Gold applied for and received a waiver of this requirement from the TSX, subject to disclosing receipt of the waiver in this Proxy Statement. The annual election of each director is not required under the laws of Delaware or the rules of the NASDAQ Stock Exchange regarding the classification of boards.

Board Oversight of Risk Management

                   The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board of Directors relies upon the President and Chief Executive Officer to supervise day-to-day risk management. The President reports directly to the Board and certain Board Committees on such matters, as appropriate.

                   The Board of Directors delegates certain oversight responsibilities to its Committees. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit and Finance Committee provides risk oversight with respect to the Company's financial statements, the Company's compliance with certain legal and regulatory requirements and corporate policies and controls, and the independent auditor's selection, retention, qualifications, objectivity and independence. Additionally, the Compensation, Nominating and Governance Committee provides risk oversight with respect to the Company's compensation program, governance structure and processes, the Company's compliance with certain legal and regulatory requirements, and succession planning. The Board also has adopted a robust enterprise risk management program to identify, define, manage and, when necessary, mitigate risks confronting the Company. The enterprise risk management program is managed, reviewed and updated by management on an ongoing basis, and overseen by the Board of Directors quarterly.

Audit and Finance Committee

                   The Board of Directors has a standing Audit and Finance Committee consisting of James W. Stuckert, as Chairman, William M. Hayes and Gordon J. Bogden. All members of the Audit and Finance Committee are independent under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of James W. Stuckert, William M. Hayes and Gordon J. Bogden is an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K. As an "audit committee financial expert," Messrs. Stuckert, Hayes and Bogden satisfy the NASDAQ financial literacy and sophistication requirements. The Audit and Finance Committee held six meetings and took action once by unanimous written consent during fiscal year 2013. The Audit and Finance Committee Charter is available on the Company's website at www.royalgold.com.

                   The Audit and Finance Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements and compliance with legal and regulatory requirements and corporate policies and controls. The Audit and Finance Committee has the direct responsibility to retain and terminate the Company's independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company's independent registered public accountants. The Audit and Finance Committee monitors the effectiveness of the audit process and the Company's financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the Audit and Finance Committee. The Audit and Finance Committee is responsible for confirming the independence and objectivity of the independent registered public accountants. The Audit and Finance Committee is also responsible for preparation of the Audit and Finance Committee report for inclusion in the Company's Proxy Statement.

                   The Audit and Finance Committee also reviews and provides oversight of the Company's financial strategy, capital structure and liquidity position, including review and oversight of transactions involving public offerings of the Company's equity and debt securities, transactions involving material debt obligations, dividend policies and practices, liquidity and cash flow position, tax strategy and tax compliance, and investment policies and strategy. The Audit and Finance Committee also reviews and provides oversight of transactions and expenditures specifically delegated to it by the Board of Directors and performs such other financial oversight responsibilities as the Board of Directors may request.

                   In addition, the Audit and Finance Committee reviews and approves all related-party business transactions in which any of the Company's officers, Directors or nominees for Director have an interest and that may be required to be reported in the Company's periodic reports and reports to the full Board of Directors about whether it has approved such a transaction. The standards applied by the Audit and Finance Committee when reviewing and approving related-party transactions are found in the Audit and Finance Committee Charter, which provides, in pertinent part, that "the Audit and Finance Committee shall review and approve any related-party business transactions, preferably in advance, in which the corporation's officers or Directors have an interest and that would be required to be reported by the corporation in its periodic reports pursuant to the rules and regulations of the SEC." Beyond this, when reviewing and approving transactions with related persons, the Audit and Finance Committee will use applicable standards under Delaware law to approve or reject related-party transactions, including disinterested Director approval based on fairness to the Company and the best interests of the Company and its stockholders. When reviewing related-party transactions, the Audit and Finance Committee will review all facts related to the transaction it deems material and will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction, and, if applicable, the availability of other sources of comparable products or services.

Compensation, Nominating and Governance Committee

                   The Board of Directors has a standing Compensation, Nominating and Governance Committee (the "CNG Committee"). The CNG Committee consists of M. Craig Haase, as Chairman, S. Oden Howell, Jr. and James W. Stuckert. All members of the CNG Committee are considered independent Directors under the NASDAQ listing standards. The CNG Committee held five meetings during the fiscal year. The Compensation, Nominating and Governance Committee Charter is available on the Company's web site at www.royalgold.com.

                   The CNG Committee oversees the Company's compensation policies, plans and programs, and reviews and determines the compensation to be paid to executive officers and Directors. The CNG Committee also administers and implements the Company's incentive compensation and equity-based plans. The CNG Committee is responsible for overseeing the preparation of the Compensation Discussion and Analysis and preparing the report on executive compensation for public disclosure in the Company's Proxy Statement.

                   The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable. The CNG Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. The CNG Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

                   In addition to compensation matters, the CNG Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends Director nominees. In selecting Director nominees, the CNG Committee assesses the nominee's independence, as well as considers his or her experience, areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, all in the context of an assessment of the perceived needs of the Board of Directors at that time. The Company does not have a separate policy regarding the consideration of diversity in selecting Director nominees. However, the CNG Committee considers a diverse range of criteria in nominee selection including social, technical, political, management, legal, finance and broader business experience as well as other areas of expertise. This is considered through discussions at the CNG Committee meetings.

                   The CNG Committee will consider Director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Vice President, General Counsel and Secretary of the Company in accordance with the advance notice and other provisions of the Company's bylaws.

                   The CNG Committee also advises the Board of Directors regularly on various corporate governance matters and principles, including regulatory actions impacting the Company. The CNG Committee reviews the content of and compliance with the Company's Board of Directors Governance Guidelines annually.

Compensation Committee Interlocks and Insider Participation

                   None of the members of the Compensation, Nominating and Governance Committee are or have been officers or employees of the Company. No interlocking relationship existed between our Board of Directors or our Compensation, Nominating and Governance Committee and the Board of Directors or compensation committee of any other company during fiscal year 2013.

Communication with Directors

                   Any stockholder who desires to contact the Company's Board of Directors may do so by writing to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. The Vice President, General Counsel and Secretary will forward any such communication to the Chairman of the Compensation, Nominating and Governance Committee, and will forward such communication to other members of the Board of Directors, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the Audit and Finance Committee.

Code of Business Ethics and Conduct

                   The Company has adopted a Code of Business Ethics and Conduct (the "Code") applicable to all of its Directors, officers and employees, including the President and Chief Executive Officer, the Chief Financial Officer and Treasurer, and other persons performing financial reporting functions. The Code is reviewed on a yearly basis. The Code is available on the Company's website at www.royalgold.com. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will post on its website any amendments to, or waivers from, any provision of the Code.

Governance Guidelines

                   The Board of Directors, upon recommendation from the Compensation, Nominating and Governance Committee, adopted Board of Directors Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Board of Directors Governance Guidelines are reviewed on a yearly basis. The Board of Directors Governance Guidelines are available on the Company's website at www.royalgold.com.

Anti-Hedging and Short Sale Policies

                   The Company's insider trading policy prohibits Directors, the Company's executive officers and employees on the Company's restricted trading list from trading in the Company's common stock on a short term basis, purchasing the Company's common stock on margin, short sales of Company stock, buying or selling put or call options or other derivative securities relating to Company stock, engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards and exchange funds with respect to the Company's common stock, participating in investment clubs that invest in the Company's securities, holding the Company's securities in a margin account, and, other than pursuant to a qualified trading plan, placing open orders (i) of longer than three business days or (ii) ending after a trading window has closed.

Trading Controls

                   Directors, executive officers and employees on the Company's restricted trading list are required to receive the permission of the Company's Vice President, General Counsel and Secretary prior to entering into any transactions in Company securities, including gifts, grants and transactions involving derivatives. Generally, trading is permitted only during announced trading periods. Directors, executive officers and employees on the Company's restricted trading list may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. These trading plans may be entered into only during an open trading period and must be approved by the Company.

Certain Relationships and Related Transactions

                   The Audit and Finance Committee's charter requires it to approve or ratify certain related transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit and Finance Committee. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control. The Audit and Finance Committee has determined there have been no related transactions since the beginning of fiscal year 2013.

DIRECTOR COMPENSATION

                   Royal Gold's compensation for non-employee Directors is designed to reflect current market trends and developments with respect to compensation of board members. The Company does not have a retirement plan for non-employee Directors. Executive officers who are also Directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and Chief Executive Officer, does not receive any compensation for his services as a Director.

                   The Compensation, Nominating and Governance Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation for non-employee Directors. The independent members of the Board of Directors approve non-employee Director compensation based on the recommendation of the CNG Committee.

                   In August 2012, Director compensation was reviewed for fiscal years 2013 and 2014, based on a benchmark study conducted by Frederic W. Cook & Co., Inc. (the "2012 Study"). The 2012 Study reviewed annual cash retainers, fees for attending board and committee meetings, fees for committee membership, and an annualized present value of equity compensation for a benchmark peer group. The 2012 Study found that total Director Compensation, on average, was below the peer median and recommended several alternatives in order to position Director compensation above the median and close to the 75th percentile of the benchmark companies, while maintaining the appropriate weighting between cash and equity compensation.

                   Based on the 2012 Study, the increased business demands of the Company, and the CNG Committee's recommendations, the Board of Directors modified the non-employee Directors' cash compensation beginning July 1, 2012 and effective for fiscal years 2013 and 2014, as follows: the annual retainer increased to $50,000 from $30,000, meeting fees remained the same at $1,500 per meeting attended either in person or by telephone, the fee paid to the Chairmen of the Audit and Finance Committee and Compensation, Nominating and Governance Committee increased to $14,000 from $6,000 per year, and the committee meeting fees increased to $1,500 from $1,000 per meeting attended either in person or by telephone. The annual fee for the Chairman of the Board increased to $95,000 from $55,000. Additionally, the non-employee Directors' annual grant of restricted stock was increased to 2,175 shares from 2,000 shares.

Cash Compensation

                   For fiscal year 2013, each non-employee Director of the Company received an annual fee of $50,000 for service as a Director and an additional $1,500 for each Board of Directors meeting attended, either in person or via telephone. The Chairman of the Audit and Finance Committee and the Chairman of the Compensation, Nominating and Governance Committee each received an annual fee of $14,000 for their service as chairman of their respective committees. Each member of the Audit and Finance Committee and the Compensation, Nominating and Governance Committee received $1,500 for each meeting attended, either in person or via telephone. The Chairman of the Board received an additional annual fee of $95,000 for his service as Chairman of the Board of Directors.

Equity Compensation

                   On August 13, 2012, each non-employee Director was granted 2,175 shares of restricted stock. Half of the shares of restricted stock vested immediately upon grant and the remaining half of the shares of restricted stock vested on the first anniversary of the grant date.

 Expenses

                   Non-employee Directors are reimbursed for all of their out-of-pocket expenses incurred in connection with the business and affairs of the Company.

Stock Ownership Guidelines

                   All non-employee Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment with the interests of stockholders, each non-employee Director is expected to own shares of Royal Gold common stock equal in value to ten times the annual cash retainer. Non-employee Directors have five years from of the date of their respective first restricted stock grant to meet ownership targets. All of the Directors exceed their ownership guidelines except Mr. Bogden, who joined the Board August 1, 2011, and Mr. Vance, who joined the Board April 1, 2013.

                   All non-employee Directors are required to hold 50% of the shares of common stock acquired pursuant to any equity grant, net of any shares sold to cover withholding taxes, until they meet their ownership target (see page 35).

Fiscal Year 2013 Directors' Compensation

                   The following table provides information regarding the compensation of the Company's non-employee Directors in fiscal year 2013. Amounts shown for each Director vary due to service on committees or as committee chairs for all or a portion of the year. The annual retainer for fiscal year 2013 is paid in cash on a quarterly basis.

Name	Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Stanley Dempsey	$146,500	$163,821	$—	$—	$310,321
Gordon Bogden	$83,500	$163,821	$—	$—	$247,321
M. Craig Haase	$83,000	$163,821	$—	$—	$246,821
William Hayes	$83,500	$163,821	$—	$—	$247,321
S. Oden Howell, Jr.	$69,000	$163,821	$—	$—	$232,821
James Stuckert	$105,000	$163,821	$—	$—	$268,821
Ronald J. Vance(4)	$15,500	$—	$—	$—	$15,500

(1)
Mr. Hayes received an additional annual retainer of $3,750 for services as a Director of RG Finance (Barbados) Limited, a wholly-owned subsidiary of the Company.

(2)
The amounts shown represent the total grant date fair value, determined in accordance with Accounting Standards Codification ("ASC") 718, of restricted stock awards in fiscal year 2013. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 7 to the Company's consolidated financial statements contained in the Company's 2013 Annual Report on Form 10-K filed with the SEC on August 8, 2013, for a discussion on the valuation of the restricted stock awards. In accordance with ASC 718, the grant date fair value for each restricted stock award in fiscal year 2013 was $75.32, which was the closing price of Royal Gold's common stock on the NASDAQ Global Select Market on August 13, 2012, the date of grant. Restricted stock awards related to continued service for non-employee Directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant. As of June 30, 2013, Messrs. Dempsey, Bogden, Haase, Hayes, Howell and Stuckert each beneficially owned 1,087 shares of restricted stock.

(3)
No stock option awards were granted to non-employee Directors during fiscal year 2013. As of June 30, 2013, Mr. Howell owned 12,500 previously granted stock options that remain unexercised. Messrs. Dempsey, Bogden, Haase, Hayes, Stuckert and Vance do not own any stock options.

(4)
Mr. Vance joined the Board on April 1, 2013.

 EXECUTIVE COMPENSATION

Compensation, Nominating and Governance Committee Report

                   The information contained in the following Compensation, Nominating and Governance Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

                   The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

                   This Report has been submitted by the following members of the Compensation, Nominating and Governance Committee of the Board of Directors:

    M. Craig Haase, Chairman
    S. Oden Howell, Jr.
    James W. Stuckert

Compensation Discussion and Analysis

                   This section includes a detailed discussion of compensation for our principal executive officer, principal financial officer and the three other most highly compensated executive officers in fiscal year 2013 (each a "named executive officer").

    •
    Tony Jensen — President and Chief Executive Officer

    •
    Stefan Wenger — Chief Financial Officer and Treasurer

    •
    Bruce C. Kirchhoff — Vice President, General Counsel and Secretary

    •
    William Heissenbuttel — Vice President Corporate Development

    •
    William M. Zisch — Vice President Operations

Overview and Summary of Fiscal Year 2013 Business Results and Relationship to Executive Compensation

                   Royal Gold's growth over the past ten years has been accomplished through a series of successful acquisitions of royalties and similar interests on properties that have experienced excellent production performance by the companies operating mines on those properties. Our executive officers continue to be a critical part of the success of our acquisition strategies including the identification of opportunities, due diligence and execution of transactions. The following is a summary of our financial performance and other significant achievements during fiscal year 2013 and through the date of this Proxy Statement:

    •
    We achieved record revenue, operating cash flow, and Adjusted EBITDA on a year-over-year basis:

    •
    Revenue increased 10%, despite a 4% decrease in the average annual price of gold;

    •
    Operating cash flow increased 6%; and

    •
    Adjusted EBITDA(1) increased 10%;

    •
    We increased our cash dividend 33% to $0.80 per share, representing a payout ratio of 25% of operating cash flow;

    •
    We reported a working capital surplus of $709 million at fiscal year-end, resulting from strong cash flow and an equity offering conducted in October 2012;

    •
    We added three new gold royalty or streaming interests:

    •
    Acquired an additional 12.25% of the gold production from the Mt. Milligan mine in Canada in exchange for an upfront payment of $200 million and payments of $435 per ounce of gold delivered;

    •
    Increased our interest on the KSM property in Canada for net consideration of $3.6 million, thereby acquiring the right to purchase up to a 2% net smelter return royalty on the project;

    •
    Acquired a royalty on the El Morro copper-gold project in Chile for $35 million; and

    •
    Thompson Creek Metals Company Inc. announced that production of copper-gold concentrate from the Mt. Milligan mine commenced in September 2013.

(1)
The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP).

 Fiscal Year 2013 Record Annual Revenue of $289 million, up 10% from Fiscal 2012

    •
    Record Annual Revenue up 10% from fiscal 2012

    •
    Record Adjusted EBITDA(1) at 90% of Revenue

                   The Company believes that these strong financial and operational results were driven in part by its executive compensation program.

Relationship Between Company Performance and Chief Executive Officer Compensation

                   The following graph illustrates the relationship between Company performance, based on our key metric of Adjusted EBITDA, and the total compensation of our Chief Executive Officer from fiscal years 2011 to 2013. The chart is indexed to 100 in fiscal year 2011 for comparative purposes. Over the past three fiscal years, Adjusted EBITDA grew by 37% while Chief Executive Officer total compensation decreased by 14%.

(1)
See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

 Adjusted EBITDA / CEO Total Compensation

(1)
Mr. Jensen's total compensation as reported in the 2013 Summary Compensation Table on page 36.
(2)
See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Compensation Philosophy and Objectives

                   The Compensation, Nominating and Governance Committee (the "CNG Committee") is responsible for, among other things, setting and administering the policies that govern the compensation for the executive officers of the Company.

                   The CNG Committee is composed entirely of "outside Directors," as defined under Section 162(m) of the Internal Revenue Code, "non-employee" Directors, as defined under Rule 16b-3 under the Securities Exchange Act of 1934, and each member is independent under the applicable NASDAQ listing standards. The independent members of the Board of Directors approved executive compensation for fiscal 2013 (other than bonus awards) and earlier periods based on the recommendations of the CNG Committee. The fiscal 2013 bonus awards and all 2014 executive compensation have been determined by the CNG Committee.

                   The CNG Committee evaluates the performance of management and determines the cash compensation level for all officers. The Company also maintains its 2004 Omnibus Long-Term Incentive Plan ("LTIP"), a long-term stock-based incentive plan designed to balance cash compensation with the need for sustainable results, and to align the interests of executive officers with the interests of stockholders. Long-term equity compensation is designed to incentivize executive officers to manage the Company's business over a multi-year period by delivering a significant portion of each officer's potential total compensation at a future date. The CNG Committee administers the LTIP and determines levels of equity awards such as stock options, SARs, performance based restricted stock and performance stock awards. The amount of each incentive award is driven primarily by the Company's overall compensation goals for each individual officer, the amount deemed appropriate to encourage the officer's best efforts on behalf of the Company, the Company's desire to retain the officer as an employee, the officer's relative level in the Company, and the individual's ability to impact strategic business goals. Additionally, the CNG Committee establishes targets and awards under its LTIP with due consideration to a careful and thorough risk analysis to assure that executive officers are guided by appropriate incentives.

                   Royal Gold's general compensation philosophy is focused on paying a competitive salary and providing attractive annual and long-term incentives to reward growth and to link management interests with stockholder interests. The Company emphasizes compensation correlated with financial performance and share price. For example, 75% of total direct compensation to named executive officers in fiscal year 2013 was performance based and not guaranteed. The CNG Committee believes that such incentives are critical to the sustainability and continuity of the Company's business and that such incentives support executive retention.

                   The CNG Committee specifically believes that the compensation philosophy and programs of Royal Gold should:

    •
    link rewards to individual performance and business results;

    •
    encourage creation of long-term stockholder value and achievement of strategic objectives;

    •
    target management cash compensation, consisting of salary and cash bonuses, near the 50th percentile of our benchmark peer group, with opportunity to receive total direct compensation, consisting of salary, cash bonuses and long-term incentive awards, near the 75th percentile to the extent supported by commensurate performance;

    •
    maintain an appropriate balance between base salary, annual bonuses and long-term incentives;

    •
    attract and retain the highest caliber personnel on a long-term basis; and

    •
    discourage excessive risk-taking but encourage the creative and innovative conduct of management and the Company's business activities.

                   Royal Gold employs twenty-one employees and places primary importance on the talent of those employees to manage and grow the Company. Based on the small number of employees, Royal Gold's executives are required to be multi-disciplined, self-reliant and highly experienced. The CNG Committee believes the loss of Royal Gold's executive talent would be a significant detriment to the Company's future success. To avoid the loss of talent, the CNG Committee believes it is appropriate, if supported by commensurate Company performance, to target total direct compensation (salary, bonus and long-term incentives) near the 75th percentile of its benchmark peer group companies in the United States and Canada engaged in either the mining of or exploration for precious metals or in the acquisition or management of interests in mining operations. In determining specific compensation amounts for executives, the CNG Committee considers such factors as (1) experience; (2) individual performance; (3) tenure; (4) role in achieving key identified performance measures that the CNG Committee believes are the key drivers of the Company's long-term success and stock price appreciation ("key performance measures"); and (5) compensation compared to the Company's other officers and to the Company's benchmark peer group. The key performance measures are revenue growth, financial strength, marketing, cost containment, asset protection and governance. Each executive officer's annual bonus is directly correlated to each officer's level of influence on these key performance measures and the Company's performance on these measures, as determined by the CNG Committee after receiving recommendations from the President and Chief Executive Officer.

Consideration of Say-On-Pay Vote Results

                   The advisory vote regarding compensation of the Company's named executive officers submitted to stockholders at the 2012 Annual Meeting was approved by over 97% of the votes cast for or against the proposal. The CNG Committee considered this favorable vote of the stockholders to be a strong endorsement of the Company's compensation philosophy and objectives. The CNG Committee will continue to consider the results of advisory votes on executive compensation this year and in future years.

                   The CNG Committee suggests that the following considerations be kept in mind regarding comparisons of CEO compensation and Company performance against external benchmarks:

                   1.    Revenues are a poor indicator of the value of Royal Gold.    Revenues of a typical business are significantly offset by the operating costs of that business. Royal Gold's royalty business model does not require it to manage mine operations. Accordingly, the Company has minimal operating cost, resulting in approximately 90% of its revenue passing directly to Adjusted EBITDA. Royal Gold's investors understand this feature of its business model and focus on operating margins in valuing the Company. Royal Gold believes market capitalization is a much better indication of relative size, for purposes of external benchmarking. Some proxy advisors use revenue or other criteria unrelated to market capitalization in determining benchmarking peer groups and evaluating executive compensation, which the Company believes results in inappropriate comparisons. In 2012, for example, the median market capitalization of a group of 12 companies selected by a proxy advisor in making pay comparisons was $368 million compared to Royal Gold's $4.6 billion market capitalization at June 30, 2012. Royal Gold believes that comparisons to companies less than one-tenth its size are misleading.

                   2.    Standard industry classifications and groupings are irrelevant to Royal Gold.    There are only approximately ten publicly traded companies worldwide that are involved in the precious metal royalty business, all of which have primary listings outside of the U.S. except for Royal Gold. This means that all of Royal Gold's true peers are excluded from the U.S. industry classification. In addition, the limited number of U.S. precious metals companies of comparable size to Royal Gold means that companies from the broader "materials" industry are substituted by some proxy advisors for comparison purposes. Gold is often negatively correlated to the broader industry, so benchmarking Royal Gold's total shareholder return against chemical, construction materials, base metals and forest products is simply not relevant in determining relative performance.

                   3.    Comparing Royal Gold's total shareholder return to other companies is problematic.    Total shareholder return is the primary measure used by proxy advisors in comparing performance across companies. However, fairly measuring total shareholder return for one company is extremely challenging during times of high stock price volatility, such as that faced by Royal Gold and others in the precious metals industry over the past year, since the selection of starting and ending stock prices that are within several days or weeks of one another can produce very different total shareholder return results. Moreover, fair comparisons with other companies, some of which are not in the same industry as Royal Gold and therefore not subject to precious metals price volatility and other prevailing industry economic factors, are even more problematic.

Role of Management

                   Compensation objectives, including benchmarks and performance goals and objectives, are established by the CNG Committee after receiving recommendations from the President and Chief Executive Officer, and are reviewed annually with the Board of Directors. In general, each executive officer completes an annual self-assessment of his or her individual performance, which is reviewed with Royal Gold's President and Chief Executive Officer. Based on such annual reviews and the Company's compensation objectives, the President and Chief Executive Officer recommends annual bonus awards and long-term incentive awards to the CNG Committee. The CNG Committee considers, but is not bound by, those recommendations in making annual bonus and long-term incentive award determinations. The CNG Committee conducts an annual review of the President and Chief Executive Officer's performance and all determinations relating to the President and Chief Executive Officer's compensation are made by the CNG Committee independent from and without the presence of members of management.

Role of Compensation Consultants and Evaluation of Compensation Programs

                   The CNG Committee independently seeks and receives advice from independent compensation and benefits consultants which it believes is necessary and useful in conducting reviews of the Company's compensation programs. In addition to providing technical support and input on market practices, the CNG Committee's goal in utilizing compensation and benefits consultants is to provide external benchmark information for assessing compensation relative to the Company's compensation philosophy. The CNG Committee also reviews cost of living increases as a separate factor in salary increases, and utilizes applicable information to determine the level to which salaries should be modified to reflect changes in the cost of living.

                   The CNG Committee has sought advice and external benchmarking information from Frederic W. Cook & Co., Inc. ("Frederic W. Cook") on a number of occasions in connection with conducting reviews of the Company's compensation programs. The CNG Committee has assessed Frederic W. Cook's independence in light of SEC rules and NASDAQ listing standards and has determined that Frederic W. Cook's work does not raise any conflicts of interest or independence concerns.

                   In August 2011, the CNG Committee engaged Frederic W. Cook to conduct a study of the Company's executive officer compensation program. This study was used to review and provide guidance for executive compensation for fiscal years 2012 and 2013. Frederic W. Cook was asked to establish a benchmark peer group of companies in the United States and Canada which were engaged in either mining of or exploration for precious metals or in the acquisition and management of interests in mining operations and which were reflective of the Company's market capitalization. The peer group, recommended by Frederic W. Cook, as developed with input from the CNG Committee Chairman and management, and approved by the CNG Committee, consisted of 11 companies: IAMGOLD, Silver Wheaton, Franco-Nevada, Pan American Silver, Coeur Mining, Hecla Mining, Osisko Mining, Centerra Gold, New Gold, Alamos Gold and AuRico Gold. The study reviewed the Company's base salaries, annual bonuses, benefits, non-cash compensation, and long-term incentives in comparison with the benchmark group and provided a review of the competitiveness, fairness, and effectiveness of each component of compensation and an evaluation of individual total compensation. The CNG Committee concluded from the study that the Company's total direct compensation package had declined in recent years relative to the benchmark peer group and that methodical salary adjustments should be made in fiscal 2012 and 2013 for those individuals whose cash compensation fell below the 50th percentile and where total compensation fell below the 75th percentile.

                   In May 2013, the CNG Committee again engaged Frederic W. Cook to conduct a study of the Company's executive officer compensation program, and Frederic W. Cook delivered the updated study to the CNG Committee in August 2013. The August 2013 benchmark peer group, again recommended by Frederic W. Cook with input from the CNG Committee and management, consisted of the 11 companies constituting the August 2011 benchmark peer group and two additional companies, Eldorado Gold and Agnico Eagle Mines. The two new peers, larger than most of the prior peers, were added to better position the Company in the middle of the group in terms of market capitalization, as the Company had moved up in relative size since the 2011 study from below median to the top quartile. Several data sets were used to compare the Company's named executive officers with benchmark named executive officers, including professional discipline comparisons, comparisons between the highest paid officers and our named executive officers, and comparing our named executive officers against the average of the second to fifth highest paid benchmark officers. The results of the August 2013 benchmark study were presented to the CNG Committee both with and without the two additional peer companies to provide both context and continuity from the prior analysis. When the two additional peer companies were included, the Company's executive officer salaries for fiscal 2013 were in the 24th percentile, salaries plus bonuses were in the 23rd percentile, long-term incentives were near the 51st percentile, and total direct compensation (salary, bonus, and long-term incentives) was in the 44th percentile of the benchmark peer group. The CNG Committee concluded from the study that the Company's total compensation package had declined relative to the benchmark peer group and did not meet the Company's compensation philosophy objectives outlined on page 25. In light of the August 2013 study and other analyses and deliberations, the CNG Committee approved bonus awards for fiscal year 2013 as discussed below and shown in the Summary Compensation Table, in addition to base salary increases for fiscal year 2014 for the named executive officers of 9.3%, on average, which includes a 3.2% adjustment for cost of living increases determined by the Denver Metro Chamber of Commerce.

 Components of Executive Compensation

                   Royal Gold's compensation program consists of base pay, annual cash bonuses, long-term incentives and benefits. The CNG Committee believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers. The CNG Committee believes that the Company should pay competitively in the aggregate as well as deliver an appropriate balance between cash compensation (base salary and bonuses) versus equity compensation (long-term incentives). The CNG Committee emphasizes long-term incentives over cash compensation as components of the executive compensation package. The relative portions of cash compensation and long-term incentives varies for each named executive officer, but generally each named executive officer's compensation package is intended to provide a significant portion of the executive's compensation through long-term incentives.

                   As illustrated in the chart below, in fiscal year 2013, 25% of total direct compensation to the named executive officers was comprised of base salary and benefit programs pursuant to annual employment agreements. The balance, 75% of total direct compensation, was performance based and not guaranteed.

Named Executive Officers Fiscal 2013 Total Direct Compensation

Base Salary

                   Base salary is the fixed cash amount paid to an officer on a fiscal year cycle. Employment agreements for Messrs. Jensen, Kirchhoff, Wenger and Zisch provide for a minimum salary level which has increased each fiscal year. Mr. Heissenbuttel entered into an employment agreement in September 2013 that similarly provides a minimum salary level. Increases in cost of living are considered and are added to base salary levels at the prevailing rate, if appropriate. Cost of living adjustments made for fiscal year 2013 base salaries were based on data obtained from the United States Bureau of Labor Statistics Consumer Price Index. Actual salaries vary by individual and are based on sustained performance toward achievement of the Company's goals and objectives, experience and peer group benchmark studies. The CNG Committee believes that salaries should be adjusted as necessary in order to maintain the Company's competitiveness within the mining industry, and are intended to position each officer's base salary near the 50th percentile of the Company's benchmark peer group, including the position of the President and Chief Executive Officer.

                   In order to achieve the desired competitiveness of cash compensation, based on the August 2011 benchmark study discussed above, the CNG Committee approved increases in base salary for the named executive officers for fiscal year 2013 from fiscal year 2012 by an average of approximately 8.9%, including the 3.1% cost of living adjustment. The CNG Committee recommended, and the independent members of the Board of Directors approved, an increase in base salary for Mr. Jensen from $540,000 to $575,000, Mr. Heissenbuttel from $290,000 to $330,000, Mr. Kirchhoff from $275,000 to $285,000, Mr. Wenger from $280,000 to $305,000 and Mr. Zisch from $280,000 to $320,000 for fiscal year 2013.

Annual Cash Bonuses

                   Annual cash bonus awards are based on individual and corporate performance, the Company's ability to pay, and competitive compensation practices in the mining industry, including those practices reflected in the results of applicable benchmark studies. Bonus payments are directly tied to certain key performance measures, assuming that a threshold corporate performance measure is achieved, and are determined through a rigorous review process that has been consistently applied year-over-year. Given the dynamics of Royal Gold's business, the volatility of precious metal prices and other prevailing industry economic factors, final determinations necessarily reflect the CNG Committee's judgment and are not purely formulaic.

                   If the Company achieves its predetermined threshold corporate performance measure (earnings before interest, taxes, depreciation and amortization, and other non-cash charges, or Adjusted EBITDA), annual bonuses are recommended to the CNG Committee by the Company's President and Chief Executive Officer based on annual reviews of each executive officer's performance and contribution to the Company's corporate goals and objectives. In addition, the CNG Committee may on occasion approve additional bonus awards for exceptional individual performance in special circumstances.

                   In determining cash bonuses for the fiscal year ended June 30, 2013, the CNG Committee determined that the threshold corporate performance measure was achieved, and then considered, among others, three main factors: (i) each executive officer's influence on the key performance measures discussed below, (ii) the Company's performance with respect to the key performance measures, and (iii) the August 2013 benchmark study discussed above to provide guidance on the amount of bonus awards made by benchmark companies. The CNG Committee also considered any extraordinary efforts and accomplishments of the Company's executive officers. The CNG Committee continued its overall goal of achieving cash compensation near the 50th percentile. As a first step in this process, the CNG Committee made a subjective judgment, relying in part on the recommendations of the President and Chief Executive Officer, regarding each executive officer's influence on the following key performance measures: (1) the Company's revenue growth, (2) cost containment, (3) financial strength, (4) asset protection, (5) governance, and (6) marketing. An overview of the CNG Committee's overall impression of each named executive officer's influence on the key performance measures during the fiscal year ended June 30, 2013, is provided below.

    Tony Jensen, President and Chief Executive Officer: Mr. Jensen was determined to have significant influence over revenue growth, cost containment, financial strength and marketing. He was determined to have notable influence regarding asset protection and governance.

    Stefan Wenger, Chief Financial Officer and Treasurer: Mr. Wenger was determined to have significant influence over cost containment, financial strength and governance, and notable influence over revenue growth and marketing. He was determined to have some influence over asset protection.

    Bruce C. Kirchhoff, Vice President and General Counsel: Mr. Kirchhoff was determined to have significant influence over cost containment and governance, and notable influence regarding revenue growth and asset protection. He was determined to have some influence over financial strength and little influence over marketing.

    William Heissenbuttel, Vice President Corporate Development: Mr. Heissenbuttel was determined to have significant influence over revenue growth and cost containment, and notable influence over financial strength and marketing. He was determined to have some influence over asset protection and governance.

    William M. Zisch, Vice President Operations: Mr. Zisch was determined to have significant influence over cost containment and asset protection, and notable influence over revenue growth and governance. He was determined to have some influence over financial strength and marketing.

                   Once an evaluation of each executive officer's influence on the key performance measures was completed, the CNG Committee analyzed, on a subjective basis, the Company's performance across the same key performance measures for the fiscal year ended June 30, 2013, and determined that the Company showed very strong performance with respect to the Company's asset protection, governance and financial strength, and acceptable performance with respect to revenue growth, marketing and cost containment.

                   The CNG Committee made bonus determinations for the fiscal year ended June 30, 2013, based on a combination of each executive officer's influence on the key performance measures, the Company's performance across the same key performance measures, and the August 2013 benchmark study.

Long-Term Incentives

                   The Company's LTIP permits the award of various types of stock-based incentives. Grants are typically in the form of incentive and non-qualified stock options, SARs, shares of restricted stock and performance stock awards that vest in the future based on the achievement of performance objectives. The LTIP is designed to provide a variety of long-term awards in order to balance the Company's cash compensation with the need for sustainable results, to align the interests of management with stockholders, and to provide each executive officer with a significant incentive to manage the Company over a multi-year period. The LTIP compensation is intended to drive future performance of employees by delivering a significant portion of each executive officer's potential total compensation at a future date. The amount of each incentive award is driven primarily by the Company's overall compensation goals for the individual, the Company's desire to retain the individual as an employee, an individual's relative level in the Company, the individual's impact on corporate goals, the Company's relative achievement of such goals, and an individual's total compensation relative to total compensation of similarly situated employees in the peer group companies.

                   As discussed in more detail under the headings Compensation Philosophy and Objectives on page 25 and Role of Compensation Consultants and Evaluation of Compensation Program on page 27, the Company has set a general goal of targeting total direct compensation (cash and equity awards) near the 75th percentile of its benchmark peer group and cash compensation (base salary and bonus) near the 50th percentile of its benchmark peer group. In determining the amount of equity awards to be made under the LTIP in August 2012, the CNG Committee considered the combination of base salary and bonus for each individual, and then recommended to the full Board equity awards that, when added to each individual's cash awards, would allow the individuals to progress toward his or her total direct compensation target.

                   In determining the form of equity awards made in August 2012, the CNG Committee considered (i) the goal of retaining certain individuals through the granting of shares of restricted stock, (ii) the desire to drive sustainable results through the granting of stock options and SARs, and (iii) the intent to provide an incentive if certain corporate goals are accomplished through the granting of performance shares. The aggregate value of equity awards granted to the named executive officers in August 2012 was most heavily weighted to performance shares, which are considered more challenging to achieve.

                   The Company typically awards the first $100,000 in value of stock options in the form of incentive stock options (the limit for incentive stock options under the Internal Revenue Code), and amounts above $100,000 are typically awarded in the form of SARs. The amount and form of the August 2012 equity awards was approved by the independent members of the Board of Directors based on the recommendation of the CNG Committee. Beginning with fiscal year 2014, final determination of the amount and form of equity awards is made by the CNG Committee. For any fiscal year, the CNG Committee does not utilize predetermined levels of LTIP awards as a percentage of base salary.

Timing of Equity Grants

                   Historically, stock options, SARs, restricted stock and performance awards were granted once a year in November for performance during the fiscal years ended June 30, as recommended by the CNG Committee and approved by the independent members of the Board of Directors. In August 2011, the CNG Committee recommended to the independent members of the Board of Directors that equity awards for the executive officers be reviewed in August, rather than in November as in prior years, thereby permitting cash bonus awards and equity awards to be considered comprehensively at the same time. Accordingly, beginning in fiscal year 2012, equity grants were and will be granted once a year in August. Members of Royal Gold's management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, approval is obtained prior to any grant being made either at a regularly scheduled CNG Committee meeting or by unanimous written consent of the CNG Committee.

Stock Options

                   The Company grants stock options as part of its LTIP. Stock options are considered long-term awards that are intended to drive stockholder value and align management with stockholders with regard to share price appreciation. The exercise price of options is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. Options have ten-year terms. For all of the named executive officers, stock options vest in equal annual increments over three years beginning on the first anniversary of the grant. Stock options, once granted, are not subject to any future price adjustment.

Stock-Settled Stock Appreciation Rights

                   SARs are granted as part of the Company's LTIP. SARs are similar to stock options in that a SAR is a right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR. SARs are considered long-term awards that are intended to achieve stockholder value by aligning management's interests with stockholders' interests. The exercise price of SARs is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. SARs have ten-year terms. For all of the named executive officers, SARs vest in equal annual increments over three years beginning on the first anniversary of the grant. SARs, once granted, are not subject to any future price adjustment.

Performance-Based Restricted Stock

                   The Company's LTIP also allows for the issuance of restricted stock awards. Restricted stock awards are focused on retention and long-term commitment of executives. Shares of restricted stock are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders. Royal Gold has paid a cash dividend on its common stock since July 2000, on a calendar year basis, subject to the discretion of the Board of Directors.

                   Restricted stock awards granted prior to August 13, 2012, vested in equal one-third increments beginning on the fourth anniversary of the restricted stock grant date, with full vesting six years from the date of grant. The Company's recent experience showed that the commencement of vesting of restricted stock in the fourth year did not deter certain talented employees from leaving the Company prior to commencement of the first vesting of restricted stock. To address this concern, while still encouraging employee retention and long-term commitment, the Board approved, upon the CNG Committee's recommendation, that beginning on August 13, 2012, restricted stock awards will vest in equal one-third increments beginning on the third anniversary of the restricted stock grant date, with full vesting five years from the date of grant.

                   In addition to the time-based vesting requirements described above, in August 2012, the CNG Committee introduced a performance-based vesting requirement for restricted stock awards granted to the named executive officers beginning with fiscal year 2013. If the Company does not meet a minimum financial measure (earnings before interest, taxes, depreciation and amortization, and other non-cash charges, or Adjusted EBITDA) established for fiscal 2013, all of the shares of stock underlying the restricted stock grant would be forfeited. The CNG Committee determined that the Adjusted EBITDA measure for fiscal 2013 was achieved.

Performance Awards

                   The Company also grants performance awards under the LTIP. Performance awards, which are also referred to as performance shares or performance stock awards in this Proxy Statement, are intended to provide significant incentive to obtain long-term, non-dilutive growth performance. The portion of each executive officer's total compensation in the form of performance shares varies for each officer. In awarding performance shares to any executive officer, the CNG Committee considers the executive officer's responsibilities within the Company and the executive officer's ability to influence or meet the performance objectives. Performance shares can only be earned if multi-year performance goals are met within five years of the date of grant. If the performance goals are not earned by the end of the five year period, the performance shares are forfeited.

                   Performance shares granted for fiscal year 2011 shown in the Summary Compensation Table may vest upon meeting one of two defined performance goals: (1) growth of free cash flow per share on a trailing twelve-month basis; and (2) growth of royalty ounces in reserve per share on an annual basis. Free cash flow, on a per share basis, is an important indicator of the Company's financial health while royalty ounces, on a per share basis, represent potential future growth. The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries. Performance shares may vest in 25% increments upon meeting 25%, 50%, 75% and 100% of performance goals. Performance shares will vest upon the CNG Committee's determination that such 25% increment of the performance goals has been met.

                   In August 2011, the CNG Committee recommended to the independent members of the Board of Directors the approval of a modification to the performance goals relating to prospective performance awards granted for future fiscal years. As a result of the change, performance awards may vest upon Royal Gold meeting a single pre-defined performance goal relating to growth of adjusted free cash flow per share on a trailing twelve-month basis. The modification in the performance goal only applies to performance awards granted for fiscal years beginning with 2012.

                   Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends. Performance shares are settled with shares of the Company's common stock when they vest.

                   As of the record date, 50% of the performance goals set for the performance shares awarded in fiscal year 2011 were met, 25% of the performance goals set for the performance shares awarded in fiscal year 2012 were met, and none of the performance goals set for the performance shares awarded in fiscal year 2013 were met. As a result, 50% and 25% of the performance shares for fiscal years 2011 and 2012, respectively, have vested and have been settled with common stock. For purposes of ASC 718 recognition of compensation expense, as of June 30, 2013, management determined that it is probable that all of the remaining performance shares granted in fiscal year 2011 will vest in future periods; two thirds of the remaining performance shares granted in fiscal year 2012 will vest in future periods; and half of all of the performance shares granted in fiscal year 2013 will vest in future periods. Performance shares will not vest until performance objectives are actually met as determined by the CNG Committee.

Employment Agreements

                   Royal Gold has entered into employment agreements with each of its named executive officers, most recently in September 2013 to replace expiring agreements (other than in the case of Mr. Heissenbuttel, who entered into an initial employment agreement in September 2013). Pursuant to Mr. Jensen's employment agreement, Mr. Jensen will continue to serve as the Company's President and Chief Executive Officer and the Company's Board of Directors will continue to nominate Mr. Jensen for re-election as Director. Pursuant to individual employment agreements, Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch will continue to serve as the Company's Chief Financial Officer and Treasurer, Vice President, General Counsel and Secretary, Vice President Corporate Development, and Vice President Operations, respectively. The employment agreements are for one-year terms, renew automatically for four consecutive one-year periods, and will expire on September 15, 2018, unless either the Company or the executive timely elects not to renew the term of the employment agreement. As described below under the heading Potential Payments Upon Termination or Change of Control, each employment agreement provides for severance compensation in certain events. None of the employment agreements provides for excise tax gross-ups for change-in-control provisions.

Benefit Programs

                   Benefit programs for the executive officers are generally common in design and purpose to those for the broad-base of employees in the United States. The Company also maintains a Simplified Employee Pension Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP Plan"), in which all employees are eligible to participate. This plan was chosen because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. The SARSEP Plan allows employees to reduce their pre-tax salary, subject to certain limitations, and to put this money into a tax deferred investment plan. This is a voluntary plan. Individuals may make contributions of up to the lesser of (i) 25% of their aggregate annual salary and bonus, or (ii) $17,500, or if the employee is over age 50, $23,000, for calendar year 2013. The Company may make non-elective contributions, up to 7% of an individual's annual salary and bonus, subject to limits. Those that do not participate in the SARSEP Plan receive a 3% employer contribution in accordance with the Plan. Employer contributions are immediately

100% vested. Total employee and employer contributions may not exceed the lesser of $51,000 for calendar 2013 or 25% of total compensation for any individual.

Perquisites

                   The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers.

Executive Stock Ownership

                   Royal Gold has adopted a stock ownership program to encourage its executive officers to achieve and maintain a minimum investment in the Company's common stock at levels set by the CNG Committee. The program provides incentives for these officers to focus on improving long-term stockholder value and links the interest of management and stockholders. Royal Gold's executive stock ownership program requires each of the Company's executive officers to own a number of shares that is valued at a multiple of his or her base salary. Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program. The multiple for the President and Chief Executive Officer is four times base salary, and the multiple for all other executive officers is two times base salary. There is no timeframe in which the executive officers must meet ownership targets. The program requires each executive officer to hold an aggregate of fifty percent (50%) of the shares of stock acquired pursuant to any option grant, SARs grant, restricted stock grant, or performance share grant, net of any shares sold to cover withholding taxes, until such executive officer reaches his or her ownership target.

Role	Value of Common Stock to be Owned(1)
Non-Employee Directors	10 times annual retainer
President and Chief Executive Officer	4 times salary
Executive Officers	2 times salary

(1)
Shares are valued based on the closing price of common stock on grant date.

Tax Deductibility of Compensation

                   Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount that a public company may deduct for compensation paid in any one year to the Company's Chief Executive Officer and certain other executive officers named in the proxy statement. The limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance based" compensation. The Company and the CNG Committee review and consider the deductibility of executive compensation under Section 162(m). The CNG Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m).

Post-Termination Compensation

                   The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above. The Company provides certain post-termination benefits pursuant to the terms of employment agreements and the LTIP described above under "Employment Agreements" on page 34 and below under the section titled "Potential Payments Upon Termination or Change-in-Control" on page 43. None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

2013 SUMMARY COMPENSATION TABLE

                   The following table provides information regarding the compensation of the Company's named executive officers for fiscal years 2013, 2012 and 2011.

Name and Principal Position	Year (fiscal)	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Tony Jensen	2013	575,000	630,000	828,520	657,035	30,252	2,720,807
President and Chief	2012	540,000	530,000	1,472,688	604,456	35,427	3,182,571
Executive Officer	2011	500,000	500,000	1,489,800	625,480	37,777	3,153,057
Stefan Wenger	2013	305,000	250,000	504,644	154,355	36,702	1,250,701
Chief Financial Officer	2012	280,000	240,000	654,528	139,006	25,202	1,338,736
and Treasurer	2011	235,000	200,000	546,260	124,600	27,077	1,132,937
Bruce C. Kirchhoff	2013	285,000	245,000	504,644	154,355	29,377	1,218,376
Vice President, General	2012	275,000	230,000	654,528	139,006	27,377	1,325,911
Counsel and Secretary	2011	252,000	220,000	546,260	124,600	28,772	1,171,632
William Heissenbuttel	2013	330,000	265,000	504,644	154,355	31,360	1,285,359
Vice President	2012	290,000	240,000	654,528	139,006	27,977	1,351,511
Corporate Development	2011	240,000	205,000	546,260	124,600	22,377	1,138,237
William M. Zisch	2013	320,000	260,000	504,644	154,355	30,427	1,269,426
Vice President Operations	2012	280,000	240,000	654,528	139,006	21,220	1,334,754
	2011	246,000	205,000	546,260	124,600	27,865	1,149,725

(1)
Amounts shown reflect the total grant date fair value of restricted stock awards and performance stock awards, determined in accordance with ASC 718, made during fiscal years 2013, 2012 and 2011. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 7 to the Company's consolidated financial statements contained in the Company's 2013 Annual Report on Form 10-K filed with the SEC on August 8, 2013, for a discussion on the valuation of the restricted stock and performance stock awards. In accordance with ASC 718 recognition of compensation expense, it was assumed that 50% of the performance stock awards granted in fiscal year 2013, 75% of the performance stock awards granted in fiscal year 2012, and 100% of the performance stock awards granted in fiscal year 2011 will vest.

(2)
Amounts shown reflect the total grant date fair value of stock options and SARs, determined in accordance with ASC 718 using the Black-Scholes-Merton option-pricing model, awarded during fiscal years 2013, 2012 and 2011. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 7 to the Company's consolidated financial statements contained in the Company's 2013 Annual Report on Form 10-K filed with the SEC on August 8, 2013, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(3)
All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums	Total All Other Compensation
Tony Jensen	2013	$28,725	$702	$825	$30,252
	2012	$33,900	$702	$825	$35,427
	2011	$34,250	$702	$825	$35,777
Stefan Wenger	2013	$35,175	$702	$825	$36,702
	2012	$23,675	$702	$825	$25,202
	2011	$25,550	$702	$825	$27,077
Bruce C. Kirchhoff	2013	$27,850	$702	$825	$29,377
	2012	$25,850	$702	$825	$27,377
	2011	$27,245	$702	$825	$28,772
William Heissenbuttel	2013	$29,833	$702	$825	$31,360
	2012	$26,450	$702	$825	$27,977
	2011	$20,850	$702	$825	$22,377
William M. Zisch	2013	$28,900	$702	$825	$30,427
	2012	$19,693	$702	$825	$21,220
	2011	$26,338	$702	$825	$27,865

                   The Company provides SARSEP and life and disability benefits to all of its employees. The Company matches employee contributions to the SARSEP Plan, up to 7% of an individual's aggregate annual salary and bonus, subject to limits (see Benefit Programs on page 34).

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

                   This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2013 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Prices of Option Awards(4) ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Tony Jensen	8/13/2012 8/13/2012	5,500	22,000	22,000		22,000	$75.32	$ $	1,657,040 657,035
Stefan Wenger	8/13/2012 8/13/2012 8/13/2012	1,100	4,400	4,400	4,500	5,250	$75.32	$ $ $	331,408 338,940 154,355
Bruce C. Kirchhoff	8/13/2012 8/13/2012 8/13/2012	1,100	4,400	4,400	4,500	5,250	$75.32	$ $ $	331,408 338,940 154,355
William Heissenbuttel	8/13/2012 8/13/2012 8/13/2012	1,100	4,400	4,400	4,500	5,250	$75.32	$ $ $	331,408 338,940 154,355
William M. Zisch	8/13/2012 8/13/2012 8/13/2012	1,100	4,400	4,400	4,500	5,250	$75.32	$ $ $	331,408 338,940 154,355

(1)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, up to 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Amounts shown in the "Threshold" column represent minimum achievement of 25% of the target objectives. Amounts shown in the "Target" column and "Maximum" column represent maximum achievement of 100% of the target objectives. Each performance stock award, if earned, will be settled with a share of Royal Gold common stock. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $75.32. Performance targets are based on compounded annual growth rate in adjusted operating cash flow. Performance stock awards will not vest until the performance target is actually met. Performance stock awards are not issued and outstanding shares upon which the named executive officer may vote or receive dividends.

(2)
Represents shares of performance-based restricted stock that vest based on continued service after meeting threshold corporate performance goals. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $75.32. Shares of restricted stock granted during fiscal year 2013 will vest ratably over three years commencing on the third anniversary of the grant date. Accordingly, one-third of the awarded shares will vest on August 13 of each of the years 2015, 2016 and 2017. Shares of restricted stock are issued and outstanding shares of common stock which have voting rights and upon which the named executive officers received dividends calculated at the same rate paid to other stockholders. Royal Gold has paid a cash dividend on its common stock for each year beginning in fiscal year 2000.

(3)
Represents stock option and SARs awards that vest ratably over three years commencing on the first anniversary of the grant date. Accordingly, one-third of the stock options and SARs will become exercisable on August 13 of each of the years 2013, 2014 and 2015. Amounts for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Zisch include SARs awards of 20,700, 3,950, 3,950, 3,950 and 3,950 shares, respectively, and 1,300 stock option awards for each individual.

(4)
Exercise or base price is the closing price of the Company's common stock on the NASDAQ Global Select Market on the grant date.

(5)
Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with ASC 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.

 OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

                   This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the named executive officers as of June 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tony Jensen	7,332	—		$53.00	11/18/2019
	10,000	10,000	(6)	$49.66	11/17/2020
	—	14,400	(7)	$68.18	8/18/2021
	—	22,000	(8)	$75.32	8/13/2022
						6,666	(9)	$280,505
						13,333	(10)	$561,053
						3,000	(11)	$126,240
									15,000	(12)	$631,200
									16,200	(13)	$681,696
									22,000	(14)	$925,760
Stefan Wenger	3,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	4,000	2,000	(6)	$49.66	11/17/2020
	1,667	3,333	(7)	$68.18	8/18/2021
	—	5,250	(8)	$75.32	8/13/2022
						3,334	(9)	$140,295
						6,667	(10)	$280,547
						7,500	(11)	$315,600
						6,000	(15)	$252,480
						5,000	(16)	$210,400
						4,500	(17)	$189,360
									2,500	(12)	$105,200
									3,450	(13)	$145,176
									4,400	(14)	$185,152

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Bruce C. Kirchhoff	1,600	—		$32.40	2/15/2017
	10,000	—		$29.75	11/7/2017
	10,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	4,000	2,000	(6)	$49.66	11/17/2020
	1,667	3,333	(7)	$68.18	8/18/2021
	—	5,250	(8)	$75.32	8/13/2022
						3,334	(9)	$140,295
						6,667	(10)	$280,547
						7,500	(11)	$315,600
						6,000	(15)	$252,480
						5,000	(16)	$210,400
						4,500	(17)	$189,360
									2,500	(12)	$105,200
									3,450	(13)	$145,176
									4,400	(14)	$185,152
William Heissenbuttel	2,500	—		$28.78	11/7/2016
	10,000	—		$29.75	11/7/2017
	10,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	4,000	2,000	(6)	$49.66	11/17/2020
	1,667	3,333	(7)	$68.18	8/18/2021
	—	5,250	(8)	$75.32	8/13/2022
						3,334	(9)	$140,295
						6,667	(10)	$280,547
						7,500	(11)	$315,600
						6,000	(15)	$252,480
						5,000	(16)	$210,400
						4,500	(17)	$189,360
									2,500	(12)	$150,200
									3,450	(13)	$145,176
									4,400	(14)	$185,152

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
William M. Zisch	7,000	—		$53.00	11/18/2019
	4,000	2,000	(6)	$49.66	11/17/2020
	1,667	3,333	(7)	$68.18	8/18/2021
	—	5,250	(8)	$75.32	8/13/2022
						7,500	(11)	$315,600
						6,000	(15)	$252,480
						5,000	(16)	$210,400
						4,500	(17)	$189,360
									2,500	(12)	$105,200
									3,450	(13)	$145,176
									4,400	(14)	$185,152

(1)
Figures represent shares of common stock underlying stock options and SARs. Stock options and SARs vest ratably over three years commencing on the first anniversary of the grant date.

(2)
Represents shares of performance-based restricted stock that vest based on continued service after meeting threshold corporate performance goals. Shares of restricted stock granted prior to August 13, 2012, vest ratably over three years commencing on the fourth anniversary of the grant date. Shares of restricted stock granted on and after August 13, 2012, vest ratably over three years commencing on the third anniversary of the grant date.

(3)
Market value is based on a stock price of $42.08, the closing price of Royal Gold's common stock on the NASDAQ Global Select Market on June 28, 2013, and the outstanding number of shares of restricted stock.

(4)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Each performance stock award, if earned, will be settled with shares of Royal Gold common stock. Performance targets for awards made prior to fiscal 2012 are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis. Performance targets for awards made beginning in fiscal 2012 are based on growth of adjusted free cash flow per share on a trailing twelve month basis.

(5)
Payout value is based on a stock price of $42.08, the closing price on the NASDAQ Global Select Market on June 28, 2013, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives. Amounts indicated are not necessarily indicative of the amounts that may be realized by the named executive officers.

(6)
Stock options and SARs will become exercisable on November 17, 2013.

(7)
One-half of the stock options and SARs became exercisable on August 18, 2013, and the remaining one-half will vest on August 18, 2014. Amounts include 977 stock options and 13,423, 2,356, 2,356, 2,356 and 2,356 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively.

(8)
One-third of the stock options and SARs became exercisable on August 13, 2013 and the remaining two-thirds will vest in equal parts on each of August 13, 2014 and 2015. Amounts include 1,300 stock options and 20,700, 3,950, 3,950, 3,950 and 3,950 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively.

(9)
Shares will vest on November 7, 2013.

(10)
One-half of the shares will vest on November 5, 2013, and the remaining one-half of the shares will vest on November 5, 2014.

(11)
Shares will vest ratably on November 18, 2013, 2014 and 2015.

(12)
Awards will expire on November 17, 2015, if the vesting requirements are not met.

(13)
Awards will expire on August 18, 2016, if the vesting requirements are not met.

(14)
Awards will expire on August 13, 2017, if the vesting requirements are not met.

(15)
Shares will vest ratably on November 17, 2014, 2015 and 2016.

(16)
Shares will vest ratably on August 18, 2015, 2016 and 2017.

(17)
Shares will vest ratably on August 13, 2015, 2016 and 2017.

FISCAL YEAR 2013 OPTION EXERCISES AND STOCK VESTED

                   This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the named executive officers during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Tony Jensen	34,643	$2,793,444	20,000	$1,668,200
Stefan Wenger	13,682	$1,008,041	10,000	$834,100
Bruce C. Kirchhoff	—	$—	6,666	$556,011
William Heissenbuttel	—	$—	8,332	$694,972
William M. Zisch	—	$—	—	$—

(1)
Value realized upon exercise of stock options and SARs was computed by subtracting the exercise price of the option from the closing price of the underlying Royal Gold common stock on the date of exercise and multiplying that number by the number of shares underlying the options exercised.

(2)
Amounts shown represent the number of restricted stock awards that vested on November 26, 2012.

(3)
Value realized upon vesting of restricted stock awards was computed by multiplying the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the restricted stock awards vested, by the number of restricted stock awards that vested. The closing price of the Company's common stock on NASDAQ Global Select Market on November 26, 2012 was $83.41.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

                   Royal Gold entered into employment agreements with each of its named executive officers, most recently in September 2013 to replace expiring agreements (other than in the case of Mr. Heissenbuttel, who entered into an initial employment agreement in September 2013). Each of the employment agreements provides post-termination benefits and benefits upon a change of control to the named executive officers. None of the employment agreements provides for excise tax gross-ups.

                   Pursuant to the employment agreements, each of the named executive officers will receive severance compensation upon an involuntary termination of employment by the Company without "Cause," a voluntary termination of employment by the executive for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control" (or in the 90 days before a "Change of Control" under the terms of the September 2013 employment agreements), then the executive will be entitled to a lump-sum payment of one times his then base salary plus (under the terms of the September 2013 employment agreements) one times the average annual bonus paid to the executive for the prior three years. If such termination or non-renewal occurs within two years after a "Change of Control" (or in the 90 days before a "Change of Control" under the terms of the September 2013 employment agreements), the executive will be entitled to a lump-sum payment of two and one-half times his then base salary, in the case of Mr. Jensen, and one and one-half times his then base salary, in the case of Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch, plus (under the terms of the September 2013 employment agreements) two and one-half times the average annual bonus paid for the prior three years, in the case of Mr. Jensen, and one and one-half times the average annual bonus paid for the prior three years, in the case of Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch, and continued employee benefits for twelve months for each executive. Mr. Heissenbuttel entered into his initial employment agreement with the Company in September 2013 and was not entitled to severance compensation before such time.

                   Under the terms of the employment agreements, an executive receives no severance compensation in the event of a termination by the Company for "Cause," a voluntary termination by the executive without "Good Reason," or if the executive elects not to renew the term of the employment agreement during the four-year renewal period.

                   The employment agreements contain (i) restrictions on the use of the Company's proprietary and confidential information and (ii) non-competition and non-solicitation provisions that apply during the term of the agreements and for the 12 months following termination of employment. If an executive breaches such restrictive covenants, the executive forfeits his right to the severance compensation due under his employment agreement, except to the extent required by law.

                   "Cause" is deemed to exist for purposes of the employment agreements if the executive (i) commits fraud, theft, embezzlement or misappropriation against the Company; (ii) is found guilty of a felony or any other crime involving moral turpitude; (iii) compromises Company proprietary and confidential information or engages in gross or willful misconduct that causes substantial and material harm to the Company; or (iv) materially breaches the employment agreement and fails to cure such breach. "Good Reason" is defined as the timely noticed and uncured occurrence of any of the following circumstances: (i) any material adverse change in the executive's title or responsibilities with the Company; (ii) any material reduction in the executive's base salary; (iii) receipt of notice of relocation of more than 50 miles from the job-site immediately prior to the effective date of the employment agreement; or (iv) if a Change of Control has occurred, failure to provide for the executive's participation in compensation plans that are not less favorable than those provided by the Company to similarly situated executive officers and those provided for under any plans in which the executive was participating immediately prior to the date on which a Change of Control occurs. "Change of Control" means any of the following: (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity; (ii) a sale of substantially all of the assets of the Company to another person or entity; (iii) any transaction which results in any person or entity

(other than persons who are stockholders or affiliates immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company; or (iv) during any period of two consecutive years, a change in the majority membership on the Board of Directors, except as approved by the majority of Directors then still in office who were Directors at the beginning of such period.

2004 Omnibus Long-Term Incentive Plan

                   The award agreements under the LTIP provide accelerated vesting of stock options, shares of performance-based restricted stock and performance stock awards upon an involuntary termination of employment without "cause," a voluntary termination of employment for "good reason" or, for executives with employment agreements, if the Company elects not to renew the employment term during the four year renewal period under the employment agreement with each grantee. If such termination or non-renewal occurs within two years after a "change of control" (or in the 90 days before a "change of control" under the terms of the award agreements granted in or after August 2013), then upon such termination or non-renewal, all stock options will become immediately exercisable and all shares of restricted stock (subject to satisfaction of any performance criteria) and performance stock awards will fully vest. If such termination or non-renewal does not occur within two years after a "change of control" (or in the 90 days before a "change of control" under the terms of the award agreements granted in or after August 2013), then upon such termination or non-renewal (i) all stock options will become immediately exercisable, (ii) a prorated portion of each grant of shares of restricted stock will vest (subject to satisfaction of any performance criteria) based on the period of employment from the date of grant to the date of termination or non-renewal and (iii) all or a portion of the performance stock awards will fully vest based on the number of performance stock awards to which the grantee would have been entitled taking into account the Company's performance through the last day of the fiscal quarter in which the termination or non-renewal takes place, determined in accordance with the Company's practices with respect to performance stock awards. The Company's restricted stock agreement, incentive stock option agreements granted in or after August 2013 and stock-settled stock appreciation rights agreements granted in or after August 2013 under the LTIP also provide that all unvested shares of restricted stock, unvested stock options and unvested stock appreciation rights will become immediately vested upon a termination, other than for "Cause," after 15 years of service.

                   For awards made before November 2008 that are not subject to an award modification agreement, the relevant award agreements do not provide for the acceleration discussed above, but instead provide that in the event of an "Involuntary Termination" within one year of a "Corporate Transaction," all outstanding shares of restricted stock, performance shares and stock options will be immediately vested. "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company, or (iii) any transaction which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power in the Company. "Involuntary Termination" means involuntary discharge for reasons other than "Cause" or voluntary resignation from the Company following (i) a material adverse change in the executive's title or responsibilities with the Company, (ii) a material reduction in the executive's base salary, or (iii) relocation of more than 50 miles.

Other Employee Benefits

                   The Company provides life insurance benefits up to $150,000 to all of its employees. The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65. Each of the named executive officers shown below would be entitled to these amounts upon termination for death or disability.

                   The table below shows the estimated payments and benefits for each of our named executive officers that would be provided as a result of termination or a change-in-control of the Company. Calculations for this table assume that the triggering event took place on June 28, 2013, the last business day of our 2013 fiscal year, except as noted. Calculations for amounts shown for awards under the Company's LTIP are based on the closing price of the Company's common stock on the NASDAQ Global Select Market on June 28, 2013, which was $42.08 and, for Messrs. Jensen, Wenger, Kirchhoff and Zisch, other than as noted, based on acceleration benefits provided under award modification agreements entered into on September 15, 2008. The table does not reflect the terms of the employment agreements entered into in September 2013 with each of the named executive officers.

			2004 LTIP
		Value of Medical Insurance Continuation
	Cash Compensation		Restricted Stock	Stock Options and SARs	Performance Stock Awards	Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$575,000	$—	$774,734	$—	$—	$1,349,734
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$2,820,833	$28,312	$967,798	$—	$2,238,656	$6,055,600
Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$305,000	$—	$748,398	$33,360	$—	$1,086,758
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$802,500	$28,312	$1,388,682	$33,360	$435,528	$2,688,383
Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$285,000	$—	$774,025	$249,988	$—	$1,309,013
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$775,000	$28,312	$1,388,682	$249,988	$435,528	$2,877,511
William Heissenbuttel(1) Involuntary or Voluntary Termination	$—	$—	$—	$—	$—	$—
Involuntary Termination with Change of Control	$—	$—	$1,388,682	$267,750	$435,528	$2,091,960
William M. Zisch Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$320,000	$—	$399,003	$—	$—	$719,003
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$832,500	$28,312	$967,840	$—	$435,528	$2,264,180

(1)
Mr. Heissenbuttel entered into an employment agreement with the Company in September 2013, following the end of fiscal year 2013. The amounts in the table do not reflect severance compensation due under that employment agreement.

 EQUITY COMPENSATION PLAN INFORMATION

                   The following table sets forth information concerning shares of common stock that are authorized and available for issuance under the Company's equity compensation plan as of June 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	389,445	(2)	$53.13	(3)	957,265
Equity compensation plans not approved by stockholders(4)	—		—		—
Total	389,445		$53.13		957,265

(1)
Represents the Company's 2004 Omnibus Long-Term Incentive Plan.

(2)
Includes 107,850 shares of common stock issuable upon the vesting of performance stock awards that vest upon the achievement of target performance objectives within five years of the grant.

(3)
Weighted-average exercise price does not take into account shares of common stock issuable upon vesting of performance stock awards, which do not have exercise prices.

(4)
The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership in the Company's equity securities to the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors and greater than 10% stockholders were timely met for fiscal year 2013.

 AUDIT AND FINANCE COMMITTEE AND RELATED MATTERS

                   The information contained in the following Audit and Finance Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

 Audit and Finance Committee Report

                   The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2013, with the Company's management. The Audit and Finance Committee has discussed with Ernst & Young LLP, the Company's independent registered public accountants for fiscal year 2013, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards. The Audit and Finance Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company's Audit and Finance Committee concerning independence and the Audit and Finance Committee has discussed the independence of Ernst & Young LLP with the Company.

                   Based on the review and discussions with the Company's auditors, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the United States Securities and Exchange Commission.

                   This Report has been submitted by the following members of the Audit and Finance Committee of the Board of Directors:

    James W. Stuckert, Chairman
    William Hayes
    Gordon J. Bogden

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                   The Audit and Finance Committee and the Board of Directors are seeking stockholder ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2014.

                   The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because the Audit and Finance Committee and the Board of Directors believe this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Audit and Finance Committee will review the matter.

                   Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

                   Fees for services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2013 and 2012 are as follows:

                   Audit Fees.    Fees paid to Ernst & Young LLP were $534,784 for the fiscal year ended June 30, 2013 and $509,000 for the fiscal year ended June 30, 2012. Included in this category are fees associated with the audit of the Company's annual financial statements and review of quarterly statements, issuance of consents, comfort letter and procedures, and review of documents filed with the Securities and Exchange Commission. Audit fees also include fees associated with the audit of management's assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

                   Audit-Related Fees.    There were no audit-related fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2013 and 2012.

                   Tax Fees.    Tax fees paid to Ernst & Young LLP for tax-related services were $812,722 and $367,355 for the fiscal years ended June 30, 2013 and 2012, respectively. Included in this category are fees associated with tax compliance, tax return preparation and certain tax consulting services provided to the Company. Of the total tax fees paid during fiscal year 2013, $294,866 was paid for tax compliance and tax return preparation services and $517,856 was paid for tax consulting services primarily for the Company's subsidiaries. All tax fees during fiscal year 2012 were for tax compliance, tax return preparation and certain tax consulting services provided to the Company.

                   All Other Fees.    There were $31,524 and no other fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2013 and 2012 respectively. Included in this category are fees associated with the preparation of the Company's global mobility policies.

Pre-Approval Policies and Procedures

                   The Audit and Finance Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit and Finance Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Finance Committee must approve the permitted service before the independent auditor is engaged to perform such service. The Audit and Finance Committee has delegated to the Chairman of the Audit and Finance Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee pre-approved all of the services described above for the Company's 2013 fiscal year.

 Vote Required for Approval

                   The affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

 PROPOSAL 3.

ADVISORY VOTE ON COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

                   In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2013 executive compensation programs and policies and the compensation paid to the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

                   The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company's goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth and linking managements' interests with stockholders' interests.

                   Key characteristics of our executive officer compensation program include the following:

    •
    Seventy-five percent of our executive officers' total direct compensation for fiscal 2013 was performance based. Cash bonuses, performance-based restricted stock and performance stock awards vest, for our named executive officers, only if specific financial performance measures are achieved.

    •
    The Company applies a "double trigger" approach to vesting awards made under the LTIP in the event of a change-in-control. This means that vesting of these awards is accelerated upon a change-in-control only if the executive is also terminated under certain circumstances.

    •
    The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to the executive officers.

    •
    The Company's LTIP expressly prohibits the re-pricing of stock options.

    •
    The Company's executives may participate in our SARSEP Plan on the same terms as other eligible employees. The Company does not maintain a defined pension benefit plan.

    •
    The employment agreements between the Company and the named executive officers do not provide for excise tax gross-ups for change-in-control provisions.

    •
    The Company's executive stock ownership program requires each of the Company's named executive officers to own a number of shares valued at a multiple of his salary to assure that their interests are aligned with those of our stockholders.

                   We are asking stockholders to approve the following advisory resolution:

                   RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

                   Although the vote on this proposal is advisory only, the CNG Committee will review and consider the voting results when evaluating our executive compensation program.

 Vote Required for Approval

                   The affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

 OTHER MATTERS

                   The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

Stockholder Proposals

                   Stockholder proposals intended to be presented at the 2014 Annual Meeting of Stockholders and to be included in the Company's proxy materials for the 2014 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by June 13, 2014, if such proposals are to be considered timely and included in the proxy materials. The inclusion of any stockholder proposal in the proxy materials for the 2014 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

                   Stockholders may present proposals for the 2014 Annual Meeting that are proper subjects for consideration at the Annual Meeting even if the proposal is not submitted by the deadline for inclusion in the proxy materials. To do so, the proposal must be received not less than 90 but no more than 120 days prior to November 20, 2014 (which is the first anniversary of the 2013 Annual Meeting of Stockholders). If the number of Directors to be elected at the 2014 Annual Meeting is increased and there is no public announcement by the Company specifying the size of the increased Board at least 100 days before November 20, 2014 (which is the first anniversary of the 2013 Annual Meeting), the stockholder's notice with respect to nominees for any new positions created by such increase must be received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                   Proxies for the 2014 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by August 22, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff Vice President, General Counsel and Secretary

Denver, Colorado
October 11, 2013

                   Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2013. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Bruce C. Kirchhoff, Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or bkirchhoff@royalgold.com.

                   We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may contact us at the following address:

Bruce C. Kirchhoff
Vice President, General Counsel and Secretary
Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202-1132,
303-595-9385 (fax)
bkirchhoff@royalgold.com

                   Stockholders who hold shares in street name (as described on page 3) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

APPENDIX A

Non-GAAP Financial Measures

                   The Company computes and discloses Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined by the Company as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Management believes that Adjusted EBITDA is a useful measure of the performance of our royalty portfolio. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, stockholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Below is a reconciliation of net income to Adjusted EBITDA.

Royal Gold, Inc.
Adjusted EBITDA Reconciliation

	For the Years Ended June 30 (Unaudited in thousands)
	2013	2012	2011
Net income	$73,409	$98,309	$77,299
Depreciation, depletion and amortization	85,020	75,001	67,399
Non-cash employee stock compensation	5701	6,507	6,494
Restructuring on royalty interests in mineral properties	—	1,328	—
Loss on available-for-sale securities	12,121	—	—
Royalty portfolio restructuring gain	—	—	—
Interest and other income	(2,902)	(3,836)	(5,088)
Interest and other expense	25,117	7,705	7,740
Income tax expense	63,759	54,710	38,974
Non-controlling interests in operating income of consolidated subsidiaries	(1,402)	(2,108)	(2,646)

Adjusted EBITDA	$260,823	$237,616	$190,172

A-1

ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 0000149690_1 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. William M. Hayes 0 0 0 1b. Ronald J. Vance 0 0 0 The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the 0 0 0 fiscal year ending June 30, 2014. 3 PROPOSAL to approve the advisory resolution relating to executive compensation. 0 0 0 NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report is/are available at www.proxyvote.com . ROYAL GOLD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 0000149690_2 R1.0.0.11699 The undersigned hereby appoints Stanley Dempsey and M. Craig Haase, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 23, 2013, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") which will be held on November 20, 2013, at the Four Seasons Hotel, 1111 Fourteenth Street, Denver, Colorado, at 9:30 a.m., Mountain Standard Time, or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 11, 2013. Continued and to be signed on reverse side

RG EXCHANGECO INC. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number _ _ _ Fold Voting Instruction Form ("VIF") - Annual Meeting of Stockholders of Royal Gold, Inc. to be held on November 20, 2013 REGISTERED SHAREHOLDERS 1. We are sending you the enclosed proxy related materials that relate to an annual meeting of the stockholders of Royal Gold, Inc. You are receiving these materials because you are a holder, or the intermediary identified above is a holder on your behalf, of exchangeable shares of RG Exchangeco Inc. and you are entitled to vote the exchangeable shares at the meeting. In order to vote, you must instruct Computershare Trust Company of Canada (the “Trustee”) to vote on your behalf by completing this VIF or attend the meeting in person. 2. We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly. 3. If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). You may also appoint a designated agent or representative of Royal Gold, Inc. to act on your behalf at the meeting. 4. This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate. 5. If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the Trustee to you. 6. When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the exchangeable shares you hold, or that are held on your behalf, will not be voted. 7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the meeting or any adjournment or postponement thereof. 8. Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf. 9. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities. 10. If you have any questions regarding the enclosed documents, please contact the representative who services your account. 11. This VIF should be read in conjunction with the accompanying documentation provided by Management. VIFs submitted must be received by 5:00 pm, Mountain Standard Time, on Wednesday, November 13, 2013. _ _ _ Fold VIFs submitted must be received by 5:00 pm, Mountain Standard Time, on Wednesday, November 13, 2013. You must return this VIF by mail in the envelope provided to you to the following address: Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Voting by Internet or telephone are not available, and unless your VIF is received by the Trustee by the time and date stated above, the Exchangeable Shares you hold, or that are held on your behalf, will not be voted.

Appointment of Proxyholder I/We, being holder(s) of exchangeable shares ("Exchangeable Shares") of RG Exchangeco Inc. hereby appoint: Computershare Trust Company of Canada (the “Trustee”) OR If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse). As my/our appointee to attend, act and to vote in accordance with the following direction and on all other matters that may properly come before the Annual Meeting of Stockholders of Royal Gold, Inc. to be held at the Four Seasons Hotel, 1111 - 14th Street, Denver, CO 80202 on Wednesday, November 20, 2013 at 9:30 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. Management and directors of Royal Gold, Inc. are not currently aware of any other matters to be presented at the meeting. VOTING RECOMMENDATIONS OF THE DIRECTORS OF ROYAL GOLD, INC. ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR, OR AGAINST, OR ABSTAIN, THE HOLDER'S EXCHANGEABLE SHARES WILL NOT BE VOTED. For Against Abstain 1. Election of Director To elect William M. Hayes as a director of the company to serve until the 2016 Annual Meeting of Stockholders or until his successor is elected and qualified. For Against Abstain _ _ _ Fold 2. Election of Director To elect Ronald J. Vance as a director of the company to serve until the 2016 Annual Meeting of Stockholders or until his successor is elected and qualified. For Against Abstain 3. Appointment of Auditors To ratify the appointment of Ernst & Young LLP as independent registered public accountants of the company for the fiscal year ending June 30, 2014. For Against Abstain 4. Approval of 2013 Executive Compensation To approve the advisory resolution relating to executive compensation. _ _ _ Fold Signature(s) Date Authorized Signature(s) – This section must be completed for your instructions to be executed. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. DD / MM / YY